EXHIBIT 99.2
Execution Copy

€50,335,570 4.485% Senior Guaranteed Notes due March 1, 2016
of
A. Schulman Europe GmbH
and
U.S.$30,000,000 Floating Rate Senior Guaranteed Notes due March 1, 2013
of
A. Schulman, Inc.

Note Purchase Agreement

March 1, 2006

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Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Exhibit 1-A	—	Form of 4.485% Senior Guaranteed Notes due March 1, 2016

Exhibit 1-B	—	Form of Floating Rate Senior Guaranteed Notes due March 1, 2013

Exhibit 4.4(a)(i)	—	Form of Opinion of U.S. Special Counsel for the Obligors

Exhibit 4.4(a)(ii)	—	Form of Opinion of German Special Counsel for the Euro Issuer

Exhibit 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

Schedule 5.3	—	Disclosure Materials

Schedule 5.4	—	Subsidiaries of the Obligors and Ownership of Subsidiary Stock

Schedule 5.5	—	Financial Statements

Schedule 5.15	—	Existing Indebtedness
-v-

A. Schulman Europe GmbH
A. Schulman, Inc.
3550 West Market Street
Akron, Ohio 44313
€50,335,570 4.485% Senior Guaranteed Notes due March 1, 2016
U.S.$30,000,000 Floating Rate Senior Guaranteed Notes due March 1, 2013
March 1, 2006
To Each of the Purchasers Listed in
     Schedule A Hereto:
Ladies and Gentlemen:
     A. Schulman Europe GmbH, a German limited liability company (the “Euro Issuer”), A. Schulman, Inc., a Delaware corporation (the “Company”), and each of the Guarantors, severally, agrees with each of the purchasers whose names appear at the end hereof (each a “Purchaser” and collectively the “Purchasers”) as follows:

Section 1.	Authorization of Notes.
     Section 1.1. Authorization of Notes. The Euro Issuer will authorize the issue and sale of €50,355,570 aggregate principal amount of its 4.485% Senior Guaranteed Notes due March 1, 2016 (the “Euro Notes”). The Company will authorize the issue and sale of U.S.$30,000,000 aggregate principal amount of its Floating Rate Senior Guaranteed Notes due March 1, 2013 (the “Dollar Notes” and, together with the Euro Notes, the “Notes,” such term to include any such notes issued in substitution therefor pursuant to Section 14). The Euro Notes and the Dollar Notes shall be substantially in the form set out in Exhibits 1-A and 1-B, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.
     Section 1.2. Guarantee Agreement. (a) The payment and performance of all obligations of the Euro Issuer hereunder and under the Euro Notes, including, without limitation, the payment of the principal of, interest on, and Make-Whole Amount, Modified Make-Whole Amount and Net Loss, if any, with respect to the Euro Notes and all other amounts owing hereunder are fully and unconditionally guaranteed by the Guarantors as provided in the Guarantee Agreement set forth in Section 23.

A. Schulman Europe GmbH
A. Schulman, Inc.	Note Purchase Agreement
     (b) The payment and performance of all obligations of the Company hereunder and under the Dollar Notes, including, without limitation, the payment of the principal of, interest on and LIBOR Breakage Amount, if any, with respect to the Dollar Notes and all other amounts owing hereunder are fully and unconditionally guaranteed by the Guarantors as provided in the Guarantee Agreement set forth in Section 23.

Section 2.	Sale and Purchase of Notes.
     Subject to the terms and conditions of this Agreement, (a) the Euro Issuer will issue and sell to each Purchaser of Euro Notes and each such Purchaser will purchase from the Euro Issuer, at the Closing provided for in Section 3, Euro Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof, and (b) the Company will issue and sell to each Purchaser of Dollar Notes and each such Purchaser will purchase from the Company, at the Closing provided for in Section 3, Dollar Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder. The Euro Notes and the Dollar Notes issued hereunder are each herein sometimes referred to as Notes of a “series.”
     The Dollar Notes shall bear interest from the date of issue at a floating rate equal to the Adjusted LIBOR Rate from time to time, payable quarterly on the 1st day of each March, June, September and December in each year (commencing June 1, 2006) and at maturity (each such date being referred to as “Dollar Interest Payment Date”).
     Interest on the Dollar Notes shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.
     The Adjusted LIBOR Rate shall be determined by the Company, and notice thereof shall be given to the holders of the Dollar Notes, together with such information as the holders of the Dollar Notes may reasonably request for verification (including in all events, a facsimile transmission of the relevant screen and calculations), on the second Business Day preceding each Interest Period (including the Interest Period commencing on the date of Closing). In the event that the Dollar Notes Required Holders do not concur with such determination by the Company, as evidenced by notice to the Company by such Dollar Notes Required Holders within ten (10) Business Days after receipt by the holders of the notice delivered by the Company pursuant to the previous sentence, the determination of Adjusted LIBOR Rate shall be made by the Dollar Notes Required Holders and shall be conclusive and binding absent manifest error.

Section 3.	Closing.
     The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe, Chicago, Illinois 60603, at 9:00 a.m.,

A. Schulman Europe GmbH
A. Schulman, Inc.	Note Purchase Agreement
     Chicago time (or at such other time as may be agreed upon by the Issuers and the Purchasers), at a closing (the “Closing”) on March 1, 2006. At the Closing the Issuers will deliver, respectively, to each Purchaser the Notes of the series being issued by such Issuer to be purchased by such Purchaser in the form of a single Note of such series (or such greater number of Notes of such series in denominations of at least $1,000,000 in the Applicable Currency as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the related Issuer or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the related Issuer (i) in the case of the Euros Notes, to account number: 1215102 00 at Commerzbank Aachen, Theaterstrasse 21-23, D-52062 Aachen, Bankleitzahl: 390 400 13, SWIFT nr: OBADEFF390, in favor of A. Schulman Europe GmbH, Bank contact: Frank Humbach, Commerzbank, Breite Strasse 25, D-40213 Dusseldorf, Frank.Humbach@Commerzbank.com, (49-211-827-3979) (49-211-827-2586 Fax) and (ii) in the case of the U.S. Dollar Notes to account name: A. Schulman, Inc., account number 756087 at KeyBank NA, Cleveland, Ohio, ABA number 041001039, Bank Contact: Kathy Koenig (216-689-4228) or Rod MacDonald (216-689-4445). If at the Closing an Issuer shall fail to tender the series of Notes proposed to be issued by such Issuer to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4.	Conditions to Closing.
     Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
     Section 4.1. Representations and Warranties. The representations and warranties of the Obligors in this Agreement shall be correct when made and at the time of the Closing.
     Section 4.2. Performance; No Default. The Obligors shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. No Obligor nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.2, 10.5, 10.9 or 10.10 had such Sections applied since such date.

A. Schulman Europe GmbH
A. Schulman, Inc.	Note Purchase Agreement
     Section 4.3. Compliance Certificates.
     (a) Officer’s Certificate. Each Obligor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 with respect to such Obligor have been fulfilled.
     (b) Secretary’s or Director’s Certificate. Each Obligor shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary or a Director or other appropriate person, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Agreements to which it is a party.
     Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Jones Day, U.S. special counsel for the Obligors, and Jones Day, German special counsel for the Euro Issuer, substantially in the respective forms set forth in Exhibits 4.4(a)(i) and 4.4(a)(ii) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Obligors hereby instruct their counsel to deliver such opinions to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
     Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
     Section 4.6. Sale of Other Notes. Contemporaneously with the Closing each Issuer shall sell to each other Purchaser and each other Purchaser shall purchase the respective series of Notes to be purchased by it at the Closing as specified in Schedule A.
     Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 16.1, the Obligors shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least two Business Days prior to the Closing.

A. Schulman Europe GmbH
A. Schulman, Inc.	Note Purchase Agreement
     Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the Notes.
     Section 4.9. Changes in Corporate Structure. No Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
     Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of each Issuer confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.
     Section 4.11. Additional Agreements. The Sharing Agreement and the Pledge Agreement shall be satisfactory in form and substance to the Purchasers and shall have been executed and delivered by the parties thereto and shall be in full force and effect and each Purchaser shall have received a true, correct and complete copy of the Sharing Agreement and the Pledge Agreement.
     Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by the Financing Agreements and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5.	Representations and Warranties of the Obligors.
     The Obligors, jointly and severally, represent and warrant on the date hereof to each Purchaser that:
     Section 5.1. Organization; Power and Authority. Each Obligor is a corporation or limited liability company, as applicable, duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of incorporation or organization, and is duly qualified as a foreign corporation or limited liability company, as applicable, and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate or limited liability company power and authority, as applicable, to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver

A. Schulman Europe GmbH
A. Schulman, Inc.	Note Purchase Agreement
the Financing Agreements to which it is a party and to perform the provisions hereof and thereof, as applicable.
     Section 5.2. Authorization, Etc. The Financing Agreements have been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of each Obligor party thereto, and this Agreement constitutes, and upon execution and delivery thereof and receipt of the consideration therefore as provided herein, each Note will constitute, a legal, valid and binding obligation of the Obligors party thereto enforceable against the Obligors in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     Section 5.3. Disclosure. The Obligors, through their agent, J.P. Morgan Securities Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated January 2006 (including the documents incorporated by reference therein) (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Obligors and their Subsidiaries. The Financing Agreements, the Memorandum and the documents delivered to the Purchasers by or on behalf of the Obligors in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (the Financing Agreements, the Memorandum and such documents and financial statements being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since August 31, 2005 there has been no change in the financial condition, operations, business or properties of any Obligor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.
     Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries (including the Euro Issuer), showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and executive officers.
     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 and except for any Lien permitted by Section 10.5).

A. Schulman Europe GmbH
A. Schulman, Inc.	Note Purchase Agreement
     (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
     (d) No Subsidiary is a party to, or otherwise subject to any legal, regulatory or contractual restriction (other than the Financing Agreements, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to any Obligor or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
     Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). To the best knowledge of the Company, the Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.
     Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Obligors of the Financing Agreements to which each is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Obligor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by-laws, or any other Material agreement or instrument to which any Obligor or any Subsidiary is bound or by which any Obligor or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any Subsidiary except for any such contravention, breach, default, creation of Lien or violation that could not reasonably be expected to have a Material Adverse Effect.

A. Schulman Europe GmbH
A. Schulman, Inc.	Note Purchase Agreement
     Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority by any of the Obligors is required in connection with the execution, delivery or performance by the Obligors of the Financing Agreements, including, without limitation, any thereof required in connection with the obtaining of the Applicable Currency to make payments under the Financing Agreements and the payment of such Applicable Currency to Persons resident in the United States of America or Germany. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in Germany of any Financing Agreement that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax.
     Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting any Obligor or any Subsidiary or any property of any Obligor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     (b) No Obligor nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     Section 5.9. Taxes. Each Obligor and its Subsidiaries have filed all income and other Material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which an Obligor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Obligors know of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of each Obligor and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.
     No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of Germany or any political subdivision thereof will be incurred by any Obligor or any holder of a Euro Note as a result of the execution or delivery of any Financing Agreement and no deduction or withholding in respect of Taxes imposed by or for the account of Germany or, to the knowledge of any Obligor, any other Taxing Jurisdiction, is required to be made from any payment by any Obligor under any Financing

A. Schulman Europe GmbH
A. Schulman, Inc.	Note Purchase Agreement
Agreement except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of Germany arising out of circumstances described in clause (a), (b) or (c) of Section 13.
     Section 5.10. Title to Property; Leases. Each Obligor and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by any Obligor or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All Material leases are valid and subsisting and are in full force and effect in all material respects (assuming that such leases are the valid and binding obligations of the other parties thereto).
     Section 5.11. Licenses, Permits, Etc. (a) Each Obligor and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     (b) To the best knowledge of each Obligor, no product of such Obligor or any of its Subsidiaries infringes any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except for those infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     (c) To the best knowledge of each Obligor, there is no Material violation by any Person of any right of such Obligor or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by such Obligor or any of its Subsidiaries.
     Section 5.12. Compliance with ERISA; Non-U.S. Plans. (a) Each Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance that have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. No Obligor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA) that has not been satisfied, and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by any Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens that, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

A. Schulman Europe GmbH
A. Schulman, Inc.	Note Purchase Agreement
     (b) No Obligor nor any of its ERISA Affiliates maintains or has any obligation to contribute a plan that is subject to Title IV of ERISA.
     (c) Each Obligor and its ERISA Affiliates have not incurred (i) any withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any Material obligation in connection with the termination of or withdrawal from any Non-U.S. Plan.
     (d) The expected postretirement benefit obligation (determined as of August 31, 2005, the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries did not exceed $19,100,000.
     (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by each Obligor to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.
     (f) All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply would not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by each Obligor and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue would not be reasonably expected to have a Material Adverse Effect.
     Section 5.13. Private Offering by the Obligors. No Obligor nor anyone acting on its behalf has offered the Notes, the Guaranties thereof under the Guarantee Agreement or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 25 other Institutional Investors, each of which has been offered the Notes and the Guaranties thereof under the Guarantee Agreement at a private sale for investment. No Obligor nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or Guaranties thereof under the Guarantee Agreement to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
     Section 5.14. Use of Proceeds; Margin Regulations. The Obligors will apply the proceeds of the sale of the Notes as set forth in “Executive Summary — Sources and

A. Schulman Europe GmbH
A. Schulman, Inc.	Note Purchase Agreement
Uses/Actual and Pro Forma Capitalization” of the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5.0% of the value of the consolidated assets of any Obligor and its Subsidiaries and each Obligor does not have any present intention that margin stock will constitute more than 5.0% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
     Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness (other than intercompany Indebtedness) with an aggregate outstanding principal amount in excess of $5,000,000 of each Obligor and its Subsidiaries as of November 30, 2005 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of any Obligor or its Subsidiaries except as described in said Schedule 5.15. No Obligor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of any Obligor or such Subsidiary and no event or condition exists with respect to any Indebtedness having an outstanding principal amount of at least $5,000,000 of any Obligor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
     (b) Except as disclosed in Schedule 5.15, no Obligor nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.
     (c) No Obligor nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of any Obligor or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of such Obligor, except as specifically indicated in Schedule 5.15.
     Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Notes by the respective Issuers hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

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     (b) No Obligor nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) to the best knowledge of any Obligor or any Subsidiary, engages in any dealings or transactions with any such Person. The Obligors and their Subsidiaries are in compliance, in all material respects, with the USA Patriot Act to the extent applicable.
     (c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Obligors.
     Section 5.17. Status under Certain Statutes. No Obligor is an “investment company” required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Federal Power Act, as amended.
     Section 5.18. Environmental Matters. Except as set forth under “Item 3 — Legal Proceedings” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2005 which is incorporated by reference into the Memorandum:
     (a) no Obligor nor any Subsidiary has knowledge of any claim or has received any written notice of any claim, and no proceeding has been instituted raising any claim against any Obligor or any Subsidiary or, to the knowledge of any Obligor or any Subsidiary concerning any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;
     (b) no Obligor nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, against any Obligor or any Subsidiary for violation of Environmental Laws or damage to the environment emanating from or occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;
     (c) no Obligor nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

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     (d) all buildings on all real properties now owned, leased or operated by any Obligor or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.
     Section 5.19. Ranking of Obligations. Each Obligor’s payment obligations under this Agreement will, upon issuance of the Notes and the Guaranties thereof under the Guarantee Agreement, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Obligor.
     Section 5.20. Obligor Group. Each Domestic Subsidiary of the Company which is a borrower or guarantor under the Credit Agreement as of the date hereof is a Guarantor hereunder. As of the date hereof, there are no Foreign Subsidiaries which guarantee Indebtedness of the Company or any Domestic Subsidiary.

Section 6.	Representations of the Purchaser.
     Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition and sale of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes and the Guaranties thereof under the Guarantee Agreement have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that neither Issuer is required to register the Notes or the Guaranties thereof under the Guarantee Agreement.
     Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:
(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of

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       separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
          (b) the Source is a separate account of an insurance company maintained by the Purchaser in which an employee benefit plan (or its related trust) has an interest, which separate account is maintained solely in connection with the Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or
          (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed prior to the execution and delivery of this Agreement by such Purchaser to the Issuer in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
          (d)  the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in any Issuer and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d) prior to the execution and delivery of this Agreement; or
          (e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in any Issuer and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

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     (f) the Source is a governmental plan; or
     (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which prior to the execution and delivery of this Agreement has been identified to the Company in writing pursuant to this clause (g); or
     (h) the Source does not include “plan assets” as determined in accordance with U.S. Department of Labor Regulation Section 2510.3-101.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
Section 7. Information as to Obligors.
     Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor (and for purposes of this Agreement the information required by this Section 7.1 shall be deemed delivered on the date of delivery of such information in the English language or the date of delivery of an English translation thereof):
     (a) Interim Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of
     (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, and
     (ii) consolidated statements of income and cash flows of the Company and its Subsidiaries, for such period and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to interim financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the Company and its results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Quarterly Report Form 10-Q (“Form 10-Q”) prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely (A) filed such Form 10-Q with the SEC pursuant to its Electronic Data Gathering, Analysis and

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Retrieval System (including any similar or successor service, “EDGAR”) or (B) made available such Form 10-Q on its home page on the world wide web (at the date of this Agreement located at: http//www.aschulman.com) (such filing or availability being referred to as “Electronic Delivery”), in which case the time of delivery shall be deemed to be the time of filing or availability, as applicable;
     (b) Annual Statements — within 90 days after the end of each fiscal year of the Company, copies of
     (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and
     (ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized international standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Company and its results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K (the “Form 10-K”) for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof, in which case the time of delivery shall be deemed to be the time of filing or availability, as applicable;
     (c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice or proxy statement or similar document sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC or any similar Governmental Authority or securities exchange and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material; provided, that the

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Company shall be deemed to have made such delivery of such documents if it shall have made timely Electronic Delivery thereof, in which case the time of delivery shall be deemed to be the time of filing or availability, as applicable;
     (d) Notice of Default or Event of Default — promptly and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
     (e) Employee Benefit Matters — promptly and in any event within fifteen Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that any Obligor or an ERISA Affiliate proposes to take with respect thereto:
     (i) with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
     (ii) the taking by the PBGC of steps to institute, or the threatening in writing by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
     (iii) any event, transaction or condition that could result in the incurrence of any liability by any Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the imposition of a penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; or
     (iv) receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;
     (f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary

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from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and
     (g) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or reasonably relating to the ability of an Obligor to perform its obligations under any Financing Agreement to which it is a party as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Company explaining the Company’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.
     The holders acknowledge that in the event the Company fails to make timely delivery of the information required to be delivered under Section 7.1(a) or 7.1(b), such failure shall constitute a Default hereunder until cured by the delivery of such information, including as a result of the delivery of the related Form 10-Q or Form 10-K, as the case may be whether by Electronic Delivery or otherwise.
     Section 7.2. Officer’s Certificate. The Company shall deliver a certificate of a Senior Financial Officer within 90 days of the end of each fiscal quarter and within 120 days of the end of each fiscal year setting forth:
     (a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.5 through Section 10.10, inclusive, during the interim or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and
     (b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the interim or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

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     Section 7.3. Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:
     (a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times during normal business hours and as often as may be reasonably requested in writing; and
     (b) Default — if a Default or Event of Default then exists, at the expense of the Obligors and upon reasonable prior notice to the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.
     Section 7.4. Limitation on Disclosure Obligation. The Obligors shall not be required to disclose the following information pursuant to Section 7.1(g) or 7.3:
     (a) information that such Obligor determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or
     (b) information that, notwithstanding the confidentiality requirements of Section 21, such Obligor is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon such Obligor and not entered into in contemplation of this clause (b), provided that such Obligor shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that such Obligor has received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.
Promptly after a request therefor from any holder of Notes that is an Institutional Investor, such Obligor will provide such holder with a written opinion of counsel (which may be addressed to such Obligor) relied upon as to any requested information that such Obligor is prohibited from disclosing to such holder under circumstances described in this Section 7.4.

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Section 8. Payment and Prepayment of the Notes.
     Section 8.1. Required Prepayments/Maturity. (a) On March 1, 2012 and on each March 1 thereafter to and including March 1, 2015 the Euro Issuer will prepay € 2,516,778 principal amount (or such lesser principal amount as shall then be outstanding) of the Euro Notes at par and without payment of the Make-Whole Amount or Modified Make-Whole Amount or any premium, provided that upon any partial prepayment of the Euro Notes pursuant to Sections 8.2, 8.3 or 8.8, the principal amount of each required prepayment of the Euro Notes becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Euro Notes is reduced as a result of such prepayment.
     (b) As provided therein, the entire unpaid principal balance of the Dollar Notes shall be due and payable on the stated maturity date thereof.
     Section 8.2. Optional Prepayments with Make-Whole Amount. (a) The Euro Issuer may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Euro Notes, in an amount not less than 5% of the aggregate principal amount of the Euro Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Euro Issuer will give each holder of Euro Notes written notice of each optional prepayment under this Section 8.2(a) not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Euro Notes to be prepaid on such date, the principal amount of each Euro Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Euro Issuer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Euro Issuer shall deliver to each holder of Euro Notes a certificate of a Senior Financial Officer of the Euro Issuer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
     (b) Other than as provided in Section 8.8, the Company may not, at any time prior to or on March 1, 2008, prepay any Dollar Notes. The Company may, at any time after March 1, 2008, at its option, upon notice as provided below, prepay all, or from time to time any part of, the Dollar Notes, in an amount not less than 5% of the aggregate principal amount of the Dollar Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment and the LIBOR Breakage Amount, if any. The Company will give each holder of Dollar Notes written notice of each optional prepayment under this Section 8.2(b) not less than 30 days and not more than 60 days prior to the date (which shall be a Business Day) fixed for such prepayment. Each such

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notice shall specify such date, the aggregate principal amount of the Dollar Notes to be prepaid on such date, the principal amount of each Dollar Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid. Each holder of the Dollar Notes will determine and give the Company a determination of LIBOR Breakage Amount, if any.
     (c) Notwithstanding anything contained herein to the contrary and without limiting the provisions of Section 8.2(b) prohibiting prepayment thereunder on or before March 1, 2008, no Issuer may not prepay Notes under Section 8.2 if a Default or Event of Default exists unless all Notes are prepaid pursuant to Sections 8.2(a) and 8.2(b) on a pro rata basis.
     Section 8.3. Prepayment for Tax Reasons. If at any time as a result of a Change in Tax Law (as defined below) the Euro Issuer is or becomes obligated to make any Additional Payments (as defined below) in respect of any payment of interest on account of any of the Euro Notes in an aggregate amount for all affected Euro Notes equal to 5% or more of the aggregate amount of such interest payment on account of all of the Euro Notes, the Euro Issuer may give the holders of all affected Euro Notes irrevocable written notice (each, a “Tax Prepayment Notice”) of the prepayment of such affected Euro Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of the Euro Issuer to make any Additional Payments and the amount thereof and stating that all of the affected Euro Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment plus an amount equal to the Modified Make-Whole Amount for each such Euro Note, except in the case of an affected Euro Note if the holder of such Euro Note shall, by written notice given to the Euro Issuer no more than 20 days after receipt of the Tax Prepayment Notice, reject such prepayment of such Euro Note (each, a “Rejection Notice”). Such Tax Prepayment Notice shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Modified Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Euro Note covered thereby that execution and delivery thereof by the holder of such Euro Note shall operate as a permanent waiver of such holder’s right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such Euro Note (but not of such holder’s right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such Euro Note. The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Euro Notes, the principal amount of such Euro Notes together with interest accrued thereon to the date of such prepayment plus the Modified Make-Whole Amount shall become due and payable on such prepayment date, except in the case of Euro Notes the holders of which shall timely give a Rejection Notice as aforesaid. Two Business Days prior to such prepayment, the Euro Issuer shall deliver to each holder of a

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Euro Note being so prepaid a certificate of a Senior Financial Officer specifying the calculation of such Modified Make-Whole Amount as of such prepayment date.
     No prepayment of the Euro Notes pursuant to this Section 8.3 shall affect the obligation of the Euro Issuer to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment. For purposes of this Section 8.3, any holder of more than one affected Euro Note may act separately with respect to each affected Euro Note so held (with the effect that a holder of more than one affected Euro Note may accept such offer with respect to one or more affected Euro Notes so held and reject such offer with respect to one or more other affected Euro Notes so held).
     The Euro Issuer may not offer to prepay or prepay Euro Notes pursuant to this Section 8.3(a) if a Default or Event of Default then exists, (b) until the Euro Issuer shall have taken commercially reasonable steps to mitigate the requirement to make the related Additional Payments or (c) if the obligation to make such Additional Payments directly results or resulted from actions taken by any Obligor or any Subsidiary (other than actions required to be taken under applicable law), and any Tax Prepayment Notice given pursuant to this Section 8.3 shall certify to the foregoing and describe such mitigation steps, if any.
     For purposes of this Section 8.3: “Additional Payments” means additional amounts required to be paid to a holder of any Euro Note pursuant to Section 13 by reason of a Change in Tax Law; and a “Change in Tax Law” means (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any law, treaty, rule or regulation of Germany after the date of the Closing, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation after the date of the Closing, which amendment or change is in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the date of the Closing, an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which amendment or change is in force and continuing and meets such opinion and certification requirements. No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of the Euro Issuer (which shall be evidenced by an Officer’s Certificate of the Euro Issuer and supported by a written opinion of counsel having recognized expertise in the field of taxation in the Taxing Jurisdiction, both of which shall be delivered to all holders of the Euro Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Euro Notes.
     Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Euro Notes pursuant to Section 8.1 or 8.2(a), the principal amount of the Euro Notes to be prepaid shall be allocated among all of the Euro Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. In the case of each partial prepayment of the Dollar Notes pursuant to

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Section 8.2(b), the principal amount of the Dollar Notes to be prepaid shall be allocated among all of the Dollar Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
     Section 8.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount or Modified Make-Whole Amount or LIBOR Breakage Amount, if any. From and after such date, unless the respective Issuer thereof shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or Modified Make-Whole Amount or LIBOR Breakage Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the respective Issuer thereof and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
     Section 8.6. Purchase of Notes. The Issuers will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. Each Issuer will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
     Section 8.7. Make-Whole Amount and Modified Make-Whole Amount. (a) With respect to Non-Swapped Notes is determined as follows:
     (i) The terms “Make-Whole Amount” and “Modified Make-Whole Amount” mean, with respect to any Non-Swapped Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Non-Swapped Note over the amount of such Called Principal, provided that neither the Make-Whole Amount nor the Modified Make-Whole Amount may in any event be less than zero. For the purposes of determining the Make-Whole Amount and Modified Make-Whole Amount for Non-Swapped Notes, the following terms have the following meanings:
     “Applicable Percentage” in the case of a computation of the Modified Make-Whole Amount for purposes of Section 8.3 means 1.00% (100 basis points), and in the case of a computation of the Make-Whole Amount for any other purpose means .50% (50 basis points).
     “Called Principal” means, with respect to any Non-Swapped Note, the principal of such Non-Swapped Note that is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

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     “Discounted Value” means, with respect to the Called Principal of any Non-Swapped Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Non-Swapped Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
     “Non-Swapped Note” means any Euro Note that is not a “Swapped Note.”
     “Reinvestment Yield” means, with respect to the Called Principal of any Non-Swapped Note, the sum of the (x) Applicable Percentage plus (y) the yield to maturity implied by (a) the Kassakurs published in the Boersenzeitung on the second Business Day preceding the Settlement Date with respect to such Called Principal, for Bundesobligationen having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if (1) the Boersenzeitung is not published on such Business Day, or (2) there is a manifest error in such published Kassakurs, the Kassakurs set on such Business Day by the Frankfurt Stock Exchange at (or at approximately) 11:00 a.m. (Frankfurt time) on such Business Day for actively traded Bundesobligationen having a maturity closest to the Remaining Average Life of such Called Principal as of such Settlement Date, or (c) if such Kassakurs is not reported as of such time or the Kassakurs reports as of such time are not ascertainable, by reference to the arithmetic mean of the yields to maturity closest to the Remaining Average Life of such Called Principal as of such Settlement Date by three market makers selected by the Euro Issuer with the consent of not less than 51% in aggregate principal amount of the Non-Swapped Notes then outstanding. Such implied yield will be determined, if necessary, by interpolating linearly between (1) the actively traded Bundesobligationen with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded Bundesobligationen with the maturity closest to and less than the Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Non-Swapped Notes.
     “Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
     “Remaining Scheduled Payments” means, with respect to the Called Principal of any Non-Swapped Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no

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payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Non-Swapped Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.
     “Settlement Date” means, with respect to the Called Principal of any Non-Swapped Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
     (b) With respect to Swapped Notes is determined as follows:
     (i) The terms “Make-Whole Amount” and “Modified Make-Whole Amount” mean, with respect to any Swapped Note, an amount equal to the excess, if any, of the Swapped Note Discounted Value of the Swapped Note Remaining Scheduled Swap Payments with respect to the Swapped Note Called Notional Amount related to such Swapped Note over such Swapped Note Called Notional Amount, provided that the Make-Whole Amount and the Modified Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount and the Modified Make-Whole Amount with respect to any Swapped Note, the following terms have the following meanings:
     “Applicable Percentage” in the case of a computation of the Modified Make-Whole Amount for purposes of Section 8.3 means 1.00% (100 basis points), and in the case of a computation of the Make-Whole Amount for any other purpose means .50% (50 basis points).
     “Swap Agreement” means, with respect to any Swapped Note, (a) a cross-currency swap agreement and annexes, schedules and confirmations thereto (an “Initial Swap Agreement”) that was entered into on an arm’s length basis by the original purchaser of such Swapped Note (or any affiliate thereof) in connection with and with respect to the execution of this Agreement and the issuance, sale and delivery of such Swapped Note with respect to the scheduled payments by the Euro Issuer of interest and principal on such Swapped Note and under which the holder of such Swapped Note will receive payments from the counterparty thereunder in U.S. Dollars and (b) any Replacement Swap Agreement. As used herein, “Replacement Swap Agreement” means, with respect to any Swapped Note, any cross-currency swap agreement and annexes, schedules and confirmations thereto with payment terms and provisions (other than a reduction in notional amount) identical to those of the Initial Swap Agreement entered into with respect to such Swapped Note (including, without limitation, any modification or amendment of any Swap Agreement) that is

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(i) entered into on an arm’s length basis in full or partial replacement of such Initial Swap Agreement (or any subsequent Replacement Swap Agreement) and (ii) in a notional amount not exceeding the aggregate outstanding principal amount of such Swapped Note. Any Purchaser that enters into a Swap Agreement or Replacement Swap Agreement shall within a reasonable period of time thereafter deliver to an Issuer a copy of the swap confirmation, assumption or termination related thereto.
     “Swapped Note Called Principal” means, with respect to any Swapped Note, the principal of such Swapped Note that is to be prepaid pursuant to Sections 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
     “Swapped Note Called Notional Amount” means, with respect to any Swapped Note Called Principal of any Swapped Note, the payment in U.S. Dollars due to the holder of such Swapped Note under the terms of the Swap Agreement to which such holder is party attributable to and in exchange for such Swapped Note Called Principal assuming that such Swapped Note Called Principal were paid on its scheduled maturity date.
     “Swapped Note Discounted Value” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, the amount obtained by discounting all Swapped Note Remaining Scheduled Swap Payments corresponding to the Swapped Note Called Notional Amount of such Swapped Note from their respective scheduled due dates to the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Swapped Note is payable) equal to the Swapped Note Reinvestment Yield with respect to such Swapped Note Called Notional Amount.
     “Swapped Note Reinvestment Yield” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, the sum of (x) the Applicable Percentage, plus (y) the yield to maturity implied by (a) the yields reported, as of 10.00 a.m. (New York City time) on the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, on the display designated as “Page PX1” on Bloomberg Financial Markets (or such other display as may replace Page PX1 on the Bloomberg Financial Markets) for actively traded U.S. Treasury securities having a maturity equal to the remaining term of such Swapped Note as of such Swapped Note Settlement Date or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported for the latest day for which such yields have been so reported for the latest day for which such yields have been so reported as of the

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second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in U.S. Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Swapped Note remaining term of such Swapped Note as of such Swapped Note Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the remaining average life closest to and greater than the remaining term of such Swapped Note and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the remaining term of such Swapped Note. The Swapped Note Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Swapped Note.
     “Swapped Note Remaining Scheduled Swap Payments” means, with respect to the Swapped Note Called Notional Amount relating to any Swapped Note, the payments due to the holder of such Swapped Note in U.S. Dollars under the terms of the Swap Agreement to which such holder is party which correspond to all payments of the Swapped Note Called Principal of such Swapped Note corresponding to such Swapped Note Called Notional Amount and interest on such Swapped Note Called Principal (other than that portion of the payment due under such Swap Agreement corresponding to the interest accrued on the Swapped Note Called Principal to the Swapped Note Settlement Date) that would be due after the Swapped Note Settlement Date assuming that no payment of such Swapped Note Called Principal were made prior to its scheduled maturity; provided, that if such Swapped Note Settlement Date is not a date on which interest payments are due to be made under the terms of such Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Swap Note Settlement Date and required to be paid on such Swapped Note Settlement Date pursuant to Section 8.2, 8.3 or 12.1.
     “Swapped Note Settlement Date” means, with respect to the Swapped Note Called Principal of any Swapped Note, the date on which such Swapped Note Called Principal is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
     “Swapped Notes” means any Euro Note that as of the date of Closing was subject to a Swap Agreement and which Note has not been transferred since the date of Closing to any Person other than (i) an affiliate of the original purchaser of such Note or (ii) any other Person that has assumed such Swap Agreement (without any waiver, amendment, deletion or replacement of any material

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economic term or provision thereof) in connection with the transfer of such Note. A “Swapped Note” shall no longer be deemed a “Swapped Note” unless a Swap Agreement shall be in force in respect thereof.
     (ii) Swapped Notes – Currency of Payment. All payments of Make-Whole Amount or Modified Make-Whole Amount in respect of any Swapped Note shall be made in U.S. Dollars.
     (c) Dollar Notes. With respect to Dollar Notes, payments shall be made at 100% of the principal amount thereof and with accrued interest and, if required hereunder, a LIBOR Breakage Amount, but without other Make-Whole Amount.
     Section 8.8. Change in Control.
     (a) Notice of Change in Control or Control Event. The Company will, within five (5) Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to Section 8.8(b) and it being agreed that no such notice of a Control Event shall be required to be given to the holders if the Company shall have determined in good faith and after consultation with independent counsel that such disclosure would not be permitted under applicable law, rule or regulation. If a Change in Control has occurred, such notice shall contain and constitute an offer by each Issuer to prepay the Notes of such Issuer as described in Section 8.8(c) hereof and shall be accompanied by the certificate described in Section 8.8(g).
     (b) Conditions to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless at least fifteen (15) days prior to such action each Issuer shall have given to each holder of Notes of such Issuer written notice containing and constituting an offer to prepay such Notes as described in Section 8.8(c), accompanied by the certificate described in Section 8.8(g).
     (c) Offer to Prepay Notes. The offer to prepay Notes contemplated by paragraphs (a) and (b) of this Section 8.8 shall be an offer to prepay by the respective Issuer thereof, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”) which shall be the first Business Day occurring concurrently with or subsequent to the effective date of the Change in Control which is at least 15 days after the date of the notice of prepayment.
     (d) Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the related Issuer at least five (5) Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to

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respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder.
     (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of the Notes together with accrued and unpaid interest thereon. The prepayment shall be made on the Proposed Prepayment Date except as provided in Section 8.8(f). The obligation of the Issuers to prepay Notes pursuant to the offers required by subparagraph (c) and accepted in accordance with subparagraph (d) of this Section 8.8 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made.
     (f) Deferral Pending Change in Control. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.8 in respect of such Change in Control shall be deemed rescinded).
     (g) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and the Euro Issuer, respectively, and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of Section 8.8(a) or (b) have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.
     (h) Certain Definitions. “Change in Control” shall be deemed to have occurred if any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) become the “beneficial owners” (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the voting stock or membership or other equity interests of the Company.
     “Control Event” means:
     (i) the execution by the Company or an Affiliate of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

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     (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or
     (iii) the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the outstanding equity of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.
     (i) All calculations contemplated in this Section 8.8 involving the capital stock or other equity interest of any Person shall be made with the assumption that all convertible securities of such Person then outstanding and all convertible securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of capital stock or other equity interest of such Person were exercised at such time.
     Section 8.9. Swap Breakage Amount. If any Swapped Note is prepaid pursuant to this Section 8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, then (i) any resulting Net Loss in connection therewith shall be reimbursed to the holder of such Swapped Note by the Euro Issuer in U.S. Dollars upon any such prepayment or repayment of such Swapped Note and (ii) any resulting Net Gain in connection therewith shall be deducted from the amount paid to the holder of such Swapped Note by the Euro Issuer upon any such prepayment or repayment of such Swapped Note and, to the extent such Net Gain exceeds such amount otherwise payable by the Euro Issuer to such holder, such holder shall and agrees to promptly remit such excess to the Euro Issuer. Any reduction in an amount paid to any holder of a Swapped Note due to a Net Gain shall first be applied to reduce any Make-Whole Amount or Modified Make-Whole Amount payable to such holder and, to the extent necessary, shall then be applied to all other amounts owing to such holder after conversion into Euros at the current Euros/U.S. Dollar exchange rate, as determined as of 10:00 a.m. New York time on the day the Swapped Note is prepaid as indicated on the applicable screen of Bloomberg. Each holder of a Swapped Note shall be responsible for calculating its own Swap Breakage Amount in U.S. Dollars upon the prepayment or repayment of all or any portion of its Swapped Notes, and such calculation as reported to the Euro Issuer of such Swapped Notes in reasonable detail shall be binding on the Euro Issuer absent demonstrable error.
     With respect to the holder of a Swapped Note that is prepaid: (a) “Net Loss” shall mean the amount, if any, by which the Swapped Note Called Notional Amount exceeds the sum of (i) the Swapped Note Called Principal and (ii) the Swap Breakage Amount received (or paid) by the applicable holder; and (b) “Net Gain” shall mean the amount, if any, by which the Swapped Note Called Notional Amount is exceeded by the sum of (i) the Swapped Note Called Principal and (ii) the Swap Breakage Amount received (or paid) by the applicable holder. For purposes of any determination of any “Net Loss” or “Net Gain,” the Swapped Note Called Principal shall be determined by the holder by converting the Euros into U.S. Dollars at the current Euros/U.S.

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Dollar exchange rate, as determined as of 10:00 a.m. New York time on the day the Swapped Note is prepaid as indicated on the applicable screen of Bloomberg and any such calculation shall be reported to the Euro Issuer of the Swapped Notes in reasonable detail and shall be binding on the Euro Issuer absent demonstrable error.
     “Swap Breakage Amount” means, with respect to any Swap Agreement associated with any Swapped Note, in determining the Net Loss or Net Gain, the amount that would be received (in which case the Swap Breakage Amount shall be positive) or paid (in which case the Swap Breakage Amount shall be negative) by the holder of such Swapped Note as if such Swap Agreement had terminated due to an early termination, which shall be an amount equal to the “Settlement Amount” as defined by the International Swap and Derivatives Association, Inc.’s standard 1992 Multicurrency-Cross Border Master Agreement (the “Master Agreement” ) where:
     (a) the parties have elected to calculate such amount in accordance with the “Second Method” payment method (as defined in the Master Agreement) and “Market Quotation” payment measure (as defined in the Master Agreement), and each party is an “Affected Party”;
     (b) the “Unpaid Amounts” (as defined in the Master Agreement) are equal to zero;
     (c) the Swap Agreement is the only “Terminated Transaction” (as defined in the Master Agreement);
     (d) the “Early Termination Date” (as defined in the Master Agreement) is the date of prepayment or acceleration;
     (e) “Automatic Early Termination” (as defined in the Master Agreement) does not apply;
     (f) no election is made in the schedule to the Master Agreement or other amendment is made to the Master Agreement, other than the election of Second Method and Market Quotation (based upon the circumstances of such holder); and
     (g) such holder is not subject or entitled to any set-off or similar right with respect to such Swap Agreement; and
such amount shall be payable in U.S. Dollars.
Section 9. Affirmative Covenants.
The Company covenants that so long as any of the Notes are outstanding:

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     Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act, Environmental Laws and laws, rules and regulations in respect of Non-U.S. Plans, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as the Company reasonably deems prudent in light of established industry standards.
     Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear or any casualty that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

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     Section 9.5. Corporate Existence, Etc. (a) Except as permitted by Section 10.2, each Obligor will at all times preserve and keep in full force and effect its corporate or limited liability company existence, as applicable. Except as permitted by Sections 10.2 and 10.10, the Obligors will at all times preserve and keep in full force and effect the corporate or limited liability company existence, as applicable, of each of their Subsidiaries (unless merged into an Obligor or a Subsidiary) and all rights and franchises of an Obligor and its Subsidiaries unless, in the good faith judgment of such Obligor, the termination of or failure to preserve and keep in full force and effect such existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
     (b) The Euro Issuer will at all times remain a Subsidiary of the Company.
     Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.
     Section 9.7. Priority of Obligations. Each Obligor will ensure that its payment obligations under the Financing Agreements (to which it is a party) will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Obligor.
     Section 9.8. Additional Obligors and Collateral. (a) The Company will cause (i) any Domestic Subsidiary of the Company that becomes a borrower or guarantor under the Credit Agreement and (ii) any Foreign Subsidiary that becomes a guarantor under the Credit Agreement, substantially concurrently, in each case, with the events described in clauses (i) or (ii) above, as applicable, to become a Guarantor under the Guarantee Agreement by executing a joinder agreement to this Agreement reasonably satisfactory in form and substance to the Required Holders. Concurrently with the execution of such joinder agreement, the Company shall cause to be delivered to the holders of the Notes an opinion of recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that such joinder agreement and this Agreement constitute the legal, valid and binding obligations of such Domestic Subsidiary or Foreign Subsidiary, as the case may be, enforceable in accordance with their respective terms, which opinion shall be subject to such reasonable and customary assumptions and qualifications which are not materially less favorable to the holders than the qualification and assumptions of being delivered with respect to this Agreement as of the date of Closing.
     (b) Concurrently with the granting of any collateral securing any of the obligations of the Company or any Subsidiary under the Credit Agreement, the Company will, or will cause the applicable Subsidiary to, grant a pari passu lien in respect of such collateral to the holders of the Notes (or an agent therefor) pursuant to documentation reasonably satisfactory to the Required Holders, and any such collateral securing the Credit Agreement and the Financing Agreements shall be subject to the terms and provisions of the Sharing Agreement.

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     (c) In addition to and not in limitation of the foregoing, on or before April 29, 2006, the Obligors agree to cause the Pledge Agreement to be recorded with, or properly notarized by, as applicable, a notary public in Germany or Switzerland. The Obligors further agree to bear all costs in connection with any and all of the foregoing.
Section 10. Negative Covenants.
     The Company covenants that so long as any of the Notes are outstanding:
     Section 10.1. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
     Section 10.2. Merger, Consolidation, Etc. The Company will not and will not permit any other Obligor to consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of related transactions to any Person (except for any consolidation or merger, or any conveyance, transfer or lease or other disposition of assets between or among the Obligors (including Persons which become Obligors concurrently with any such transaction) including by means of a sale of stock of an Obligor (other than the Company or the Euro Issuer) in a transaction that is permitted by Section 10.10); provided, however, that the Company or any other Obligor may merge or consolidate with or into, or convey, transfer or lease or otherwise dispose of all or substantially all of its assets to any corporation or limited liability company if (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company or such Obligor as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof or, in the case of any such transaction not involving the Company, any Permitted Jurisdiction, (ii) if the Company or such other Obligor is not such corporation or limited liability company, (a) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Financing Agreements (that the Company or such other Obligor was a party to) and (b) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of internationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (iii) in all cases, immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
     No such conveyance, transfer or lease of substantially all of the assets of an Obligor shall have the effect of releasing such Obligor or any successor corporation or limited liability

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company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under the Financing Agreements to which it was a party.
     Section 10.3. Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.
     Section 10.4. Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) knowingly engage in any dealings or transactions with any such Person.
     Section 10.5. Liens. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including without limitation any document or instrument in respect of goods or accounts receivable) of the Obligors or any Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits except the Lien of the Pledge Agreement or any other security agreement securing obligations of Obligors under the Credit Agreement and under the Financing Agreements so long as such Pledge Agreement or other security agreement is subject to the terms of the Sharing Agreement and except:
     (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;
     (b) statutory Liens of landlords and Liens of carriers, suppliers, warehousemen, mechanics, materialmen, attorneys and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;
     (c) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and similar laws or other types of social security or retirement benefits, or (ii) to secure (or obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money or the payment of the deferred purchase price of property;
     (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or

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shall not have been discharged within 60 days after the expiration of any such stay (unless the underlying claim which is the subject of such attachment or judgment Lien is fully covered by a solvent insurer which has a then current investment grade rating in respect of its unsecured indebtedness or unless the judgment such Lien secures does not exceed $25,000,000);
     (e) survey exceptions or minor encumbrances, leases or subleases granted to others, easements or reservations, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company and its Subsidiaries, provided that such Liens do not, in the aggregate, materially impair the use of the property in the operations of the business of the Company and its Subsidiaries taken as a whole;
     (f) Liens on property or assets of the Company or any Subsidiary securing Indebtedness owed by the Company or such Subsidiary to the Company or any other Obligor;
     (g) Liens existing on the date of this Agreement securing the Indebtedness of any Obligor or any Subsidiary referred to in Schedule 5.15;
     (h) Liens securing Acquired Subsidiary Debt and Liens encumbering assets at the time of acquisition thereof by the Company or a Subsidiary (and not granted in contemplation of such acquisition);
     (i) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) constituting fixed or capital assets acquired or constructed by the Company or any Subsidiary after the date of the Closing, provided that
     (x) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),
     (y) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to 100% of the fair market value (as determined in good faith by the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and
     (z) any such Lien shall be created contemporaneously with or within the period ending 180 days after days after, the acquisition or construction of such property;

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     (j) any Lien renewing, extending or refunding any Lien permitted by paragraph (g) of this Section 10.5, provided that (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced and (ii) such Lien is not extended to any other property;
     (k) customary provisions in joint venture or similar agreements restricting the sale or transfer of the interest in such joint venture or similar entity, which restrictions do not secure Indebtedness of the Company or any Subsidiary; and
     (l) other Liens not otherwise permitted by paragraphs (a) through (k) securing Indebtedness of any Obligor or any Subsidiary, provided that at the time of incurrence of such Lien and immediately after giving effect thereto, no Default or Event of Default under Section 10 (including, without limitation, under Section 10.8) would exist.
     Section 10.6. Interest Coverage. The Company will not permit, as of the end of each quarterly fiscal period of the Company, the ratio of Consolidated EBITDA to Consolidated Interest Expense, to be less than 2.75 to 1.00, for the twelve month period then ending.
     Section 10.7. Leverage Ratio. The Company will not permit, as of the end of each quarterly fiscal period of the Company, the ratio of Consolidated Total Net Debt to Consolidated EBITDA, to be greater than 3.50 to 1.00, for the twelve month period then ending.
     Section 10.8. Priority Debt. The Company will not at any time permit Consolidated Priority Debt to exceed 15% of Consolidated Total Capitalization.
     Section 10.9. Subsidiary Debt Limitation. The Company will not permit any Subsidiary to create, assume, incur, guarantee or otherwise be liable in respect of any Indebtedness, except:
     (a) Indebtedness of Subsidiaries owing to the Company or to a Subsidiary;
     (b) Indebtedness of Subsidiaries existing as of the date hereof and described on Schedule 5.15 (and any renewals, extension, or replacement thereof, without, increase in the principal amount thereof unless such increase is pursuant to an accordion or expansion feature as described in Schedule 5.15);
     (c) Indebtedness of a Subsidiary which is a Guarantor hereunder provided that such Indebtedness is not secured by Liens other than Liens permitted by Section 10.5(a) through 10.5(k);
     (d) Acquired Subsidiary Debt, provided that immediately after such Subsidiary becomes a Subsidiary, no Default or Event of Default shall exist;
     (e) Indebtedness of a Subsidiary owed to a creditor that is a party to the Sharing Agreement with respect to such Indebtedness; and

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     (f) other Indebtedness, provided that, at the time thereof and immediately after giving effect to the creation, assumption, incurrence or guarantee of such Indebtedness, no Default or event of Default under Section 10 (including, without limitation, under Section 10.8) would exist.
     Section 10.10. Sale of Assets. Except as otherwise permitted in Section 10.2, the Company will not and will not permit any of its Subsidiaries to, make any Asset Disposition unless:
     (a) in the good faith opinion of the Company or such Subsidiary making the Asset Disposition, the Asset Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged;
     (b) at the time thereof and immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and
     (c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring in the same fiscal year as the proposed Asset Disposition would not exceed 15% of Consolidated Total Assets as of the end of the immediately preceding fiscal year as evidenced by the most recent annual financial statements or (if more recent) quarterly financial statements of the Company and its Subsidiaries delivered to the holders pursuant to Section 7.1).
To the extent that the Net Proceeds Amount for any Asset Disposition to a Person (other than an Affiliate of the Company or Subsidiary thereof) is applied or committed to be applied to a Debt Prepayment Application or a Property Reinvestment Application (or any combination thereof) within one year before or after such Asset Disposition (and, in the case of a commitment to make such application, is, in fact, so applied within one year after the date of such commitment), then such Asset Disposition (or, if less than all such Net Proceeds Amount is applied as contemplated hereinabove, the pro rata percentage thereof which corresponds to the Net Proceeds Amount so applied), only for the purpose of determining compliance with subsection (c) of this Section 10.10 as of any date, shall be deemed not to be an Asset Disposition.
Section 11. Events of Default.
     An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
     (a) an Issuer defaults in the payment of any principal or Make-Whole Amount or Modified Make-Whole Amount or Net Loss, if any, on any Note of such Issuer when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

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     (b) an Issuer defaults in the payment of any interest on any Note of such Issuer or any amount payable pursuant to Section 13 for more than five Business Days after the same becomes due and payable; or
     (c) (i) any Guarantor defaults in the performance of or compliance with any term contained in the Guarantee Agreement or (ii) the relevant Obligor defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.5 through 10.10, inclusive; or
     (d) (1) any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)) or (2) any pledgor or grantor under the Pledge Agreement (or any other security agreement in respect of this Agreement or the Notes) defaults in the performance of or compliance with any term contained therein; or
     (e) any representation or warranty made in writing by or on behalf of any Obligor or pledgor or grantor of collateral in respect hereof or by any officer of any Obligor or pledgor or grantor of collateral in respect hereof in this Agreement or the Pledge Agreement (or any other security agreement in respect of this Agreement) or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or
     (f) (i) any Obligor or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) any Obligor or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) any Obligor or any Significant Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000 (or its equivalent in the relevant currency of payment), or (y) one or

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more Persons have the right to require any Obligor or any Significant Subsidiary so to purchase or repay such Indebtedness; or
     (g) any Obligor or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
     (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by any Obligor or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor or any of its Significant Subsidiaries, or any such petition shall be filed against any Obligor or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or
     (i) any event occurs with respect to any Obligor or any Significant Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or (h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or (h); or
     (j) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 (or its equivalent in the relevant currency of payment) net of insurance coverage provided that such judgment is fully covered by a solvent insurer that has a current investment grade rating in respect of its unsecured debt, are rendered against one or more of any Obligor and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
     (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan, other than a voluntary termination, shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to

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administer any Plan or the PBGC shall have notified any Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA shall exceed $25,000,000, (iv) any Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA (other than for the payment of PBGC premiums pursuant to Title IV of ERISA) or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan or (vi) any Obligor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of such Obligor or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or
     (l) the Guarantee Agreement or Pledge Agreement shall at any time after its execution and delivery and for any reason cease to be in full force and effect (other than pursuant to its terms), or shall be declared null and void, or the enforceability thereof shall be contested by any Guarantor or pledgor.
As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
Section 12. Remedies on Default, Etc.
     Section 12.1. Acceleration. (a) If an Event of Default with respect to any Obligor described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
     (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
     (c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer thereof, declare all the Notes held by it or them to be immediately due and payable.
     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without

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limitation, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount (including any LIBOR Breakage Amount) determined in respect of such principal amount or Net Loss (as the case may be) (to the full extent permitted by applicable law), if any, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each Obligor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer thereof (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount (including any LIBOR Breakage Amount) and Net Loss, if any, by the Issuer thereof in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
     Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
     Section 12.3. Rescission. At any time after the Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) each Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Amount or Modified Make-Whole Amount or Net Loss, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or Modified Make-Whole Amount or Net Loss, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither any Issuer nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
     Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Issuers under Section 16, the Issuers will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in

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any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements and any Registration Duty.
Section 13. Tax Indemnification.
     All payments whatsoever under the Financing Agreements will be made by the Obligors in the Applicable Currency.
     All payments by Foreign Obligors will be made free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.
     If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by any Foreign Obligor under the Financing Agreements, such Foreign Obligor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of the Financing Agreements after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of the Financing Agreements before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:
     (a) any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for an Obligor, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Agreement or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax;
     (b) any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by an Issuer) in the filing with the relevant

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Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes, provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms as may be specified in a written request of an Issuer no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or
                              (c) any combination of clauses (a) and (b) above;
and provided further that in no event shall any Foreign Obligor be obligated to pay such additional amounts to any holder of a Note (i) not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that such Foreign Obligor would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) to any holder of a Note registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the related Issuer shall have given timely notice of such law or interpretation to such holder.
     By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by a Foreign Obligor all such forms, certificates, documents and returns provided to such holder by such Foreign Obligor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide a Foreign Obligor with such information with respect to such holder as such Foreign Obligor may reasonably request in order to complete any such Forms, provided that nothing in this Section 13 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to a Foreign Obligor or mailed to the appropriate taxing authority (which in the case of a United Kingdom Inland Revenue Form FD13 or any similar Form shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service in accordance with instructions

A. Schulman Europe GmbH A. Schulman, Inc.	Note Purchase Agreement
contained in such Form), whichever is applicable, within 60 days following a written request of a Foreign Obligor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.
          On or before the date of the Closing the Euro Issuer will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in Germany pursuant to clause (b) of the first paragraph of this Section 13, if any, and in connection with the transfer of any Note the Euro Issuer will furnish the transferee of such Note with copies of any Form and English translation then required.
          If any payment is made by a Foreign Obligor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by such Foreign Obligor pursuant to this Section 13, then, if such holder at its reasonable discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to such Foreign Obligor such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.
          The applicable Foreign Obligor will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by such Foreign Obligor of any Tax in respect of any amounts paid under the Financing Agreements, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of such Foreign Obligor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.
          If a Foreign Obligor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which such Foreign Obligor would be required to pay any additional amount under this Section 13, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then such Foreign Obligor will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by such Foreign Obligor) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

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          If a Foreign Obligor makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from such Foreign Obligor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by such Foreign Obligor, subject, however, to the same limitations with respect to Forms as are set forth above.
          The obligations of each Foreign Obligor under this Section 13 shall survive the payment or transfer of any Note and the provisions of this Section 13 shall also apply to successive transferees of the Notes.
Section 14. Registration; Exchange; Substitution of Notes.
     Section 14.1. Registration of Notes. Each Issuer shall keep at its principal executive office a register for the registration and registration of transfers of the Notes issued by such Issuer. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer thereof shall not be affected by any notice or knowledge to the contrary. Each Issuer shall give to any holder of a Note issued by such Issuer that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes issued by such Issuer.
     Section 14.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Issuer thereof at the address and to the attention of the designated officer (all as specified in Section 19) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within fifteen Business Days thereafter the Issuer thereof shall execute and deliver, at such Issuer’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibits 1-A or 1-B (as applicable). Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer thereof may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000 (or its equivalent) in the Applicable Currency, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000 (or its equivalent) in the Applicable Currency. Any transferee, by its acceptance

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of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.
     Section 14.3. Replacement of Notes. Upon receipt by an Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note issued by such Issuer (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
     (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least U.S.$25,000,000 (or its equivalent in any other applicable currency) or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
     (b) in the case of mutilation, upon surrender and cancellation thereof, within fifteen Business Days thereafter such Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
Section 15. Payments on Notes.
     Section 15.1. Place of Payment. Subject to Section 15.2, payments of principal, Make-Whole Amount or Modified Make-Whole Amount and Net Loss, if any, and interest becoming due and payable on the Notes shall be made in Akron, Ohio at the principal office of the Company in such jurisdiction. Each Issuer may at any time, by notice to each holder of a Note issued by such Issuer, change the place of payment of such Notes so long as such place of payment shall be either the principal office of the Euro Issuer or the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
     Section 15.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Issuer thereof will pay all sums becoming due on such Note for principal, Make-Whole Amount or Modified Make-Whole Amount and Net Loss, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Issuer thereof in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer thereof made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer thereof at its principal executive office

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or at the place of payment most recently designated by the Issuer thereof pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer thereof in exchange for a new Note or Notes pursuant to Section 14.2. Each Issuer will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has furnished such Issuer with information of the type set forth in Schedule A and made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.
Section 16. Expenses, Etc.
     Section 16.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Issuers will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers, notarizations, filings or consents under or in respect of any Financing Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Financing Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Agreement, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by the Financing Agreements and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses shall not exceed U.S.$2,300 per series. The Issuers will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).
     Section 16.2. Certain Taxes. The Issuers agree to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the Guarantee Agreement or the execution and delivery or the enforcement of this Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or Germany or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by an Issuer pursuant to this Section 16, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by an Issuer hereunder.

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     Section 16.3. Survival. The obligations of the Issuers under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Financing Agreement, and the termination of any Financing Agreement.
     Section 16.4. Currency of Expense Payments. The Issuers covenant and agree to pay all amounts under this Section 16 in the Applicable Currency.
Section 17. Survival of Representations and Warranties; Entire Agreement.
          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to any Financing Agreement shall be deemed representations and warranties of such Obligor under such Financing Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Obligor and supersede all prior agreements and understandings relating to the subject matter hereof.
Section 18. Amendment and Waiver.
     Section 18.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5, 6 or 22, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount, Modified Make-Whole Amount, LIBOR Breakage Amount or Swap Breakage Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend Section 8, 11(a), 11(b), 12, 13, 18, 21, 23 or 24.9.
     Section 18.2. Solicitation of Holders of Notes.
          (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to

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each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
          (b) Payment. No Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.
     Section 18.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Obligors and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
     Section 18.4. Notes Held by an Issuer, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by an Issuer or any of its Affiliates shall be deemed not to be outstanding.
Section 19. Notices; English Language.
          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized international commercial delivery service (charges prepaid), or (b) by a recognized international commercial delivery service (with charges prepaid). Any such notice must be sent:
     (i) if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
     (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

A. Schulman Europe GmbH A. Schulman, Inc.	Note Purchase Agreement
     (iii) if to the Company, the Euro Issuer or another Obligor, to the Company at 3550 West Market Street, Akron, Ohio 44313 to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 19 will be deemed given only when actually received.
          Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement and the other Financing Agreements shall be in English or accompanied by an English translation thereof.
          This Agreement and the Notes have been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in Germany or any other jurisdiction in respect hereof or thereof.
Section 20. Reproduction of Documents.
          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced (with, in the case of the Memorandum, the consent of the Company, which shall not be unreasonably withheld) by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Obligors or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
Section 21. Confidential Information.
          For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of any Obligor or any Subsidiary thereof in connection with the transactions contemplated by or otherwise pursuant to this Agreement (including, without limitation, any information delivered pursuant to Section 8.8) that is confidential and/or proprietary in nature and that was clearly marked or labeled or otherwise

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adequately identified when received by such Purchaser as being confidential information of such Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by such Obligor or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with reasonable procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and those affiliates that have agreed to be bound by the provisions of this Section 21 with respect to any Confidential Information (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which it offers to purchase any security of an Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser to the extent necessary or appropriate, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Issuers embodying the provisions of this Section 21.
Section 22. Substitution of Purchaser.
          Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of

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the accuracy with respect to it of the representations set forth in Section 6 and shall contain information of the type set out in Schedule A, but with respect to such Affiliate. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Issuer of the related Notes of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.
Section 23. Guarantee.
     Section 23.1. Guaranteed Obligations. Each Guarantor hereby, irrevocably, unconditionally and absolutely guarantees to each holder of Notes, as and for such Guarantor’s own debt, until final and indefeasible payment has been made:
     (a) the due and punctual payment by the Issuers of the principal of, and interest (including default interest and post-petition interest), and the Make-Whole Amount or Modified Make-Whole Amount, Swap Breakage Amount or LIBOR Breakage Amount, if any, on, the Notes at any time outstanding and the due and punctual payment of all other amounts payable, and all other obligations owing, by the Issuers to the holders of the Notes under this Agreement and the Notes (all such obligations so guaranteed are herein collectively referred to as the “Guaranteed Obligations”), in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof; and
     (b) the punctual and faithful performance, keeping, observance, and fulfillment by the Issuer of all duties, agreements, covenants and obligations of the Issuers contained in this Agreement and the Notes.
     Section 23.2. Performance under this Agreement. In the event that an Issuer fails to make, on or before the due date thereof, any payment of the Guaranteed Obligations owed by an Issuer, or if an Issuer shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (a) or clause (b) of Section 23.1 in the manner provided in the Financing Agreements after in each case giving effect to any applicable grace periods or cure provisions or waivers or amendments, each Guarantor shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such obligations, in respect of which such failure has occurred in accordance with the terms and provisions of the Financing Agreements.

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     Section 23.3. Waivers. To the fullest extent permitted by law, each Guarantor does hereby waive:
     (a) notice of acceptance of this Guarantee Agreement;
     (b) notice of any purchase of the Notes under this Agreement, or the creation, existence or acquisition of any of the Guaranteed Obligations, subject to such Guarantor’s right to make inquiry of each holder of Notes to ascertain the amount of the Guaranteed Obligations at any reasonable time;
     (c) notice of the amount of the Guaranteed Obligations, subject to such Guarantor’s right to make inquiry of each holder of Notes to ascertain the amount of the Guaranteed Obligations at any reasonable time;
     (d) notice of adverse change in the financial condition of an Issuer or any other fact that might increase or expand the Guarantor’s risk hereunder;
     (e) notice of any Default or Event of Default;
     (f) all other notices and demands to which such Guarantor might otherwise be entitled;
     (g) the defense of the “single action” rule or any similar right or protection, and the right by statute or otherwise to require any holder of Notes to institute suit against an Issuer or to exhaust its rights and remedies against an Issuer, the Guarantor being bound to the payment of each and all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to the holders of Notes by such Guarantor;
     (h) any defense of an Issuer under any Financing Agreement other than the full and timely performance thereof;
     (i) any defense relating to the validity or enforceability (or absence or failure thereof) of any term of any Financing Agreement;
     (j) any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of an Issuer or by reason of the cessation from any cause whatsoever of the liability of an Issuer in respect thereof, and any other defense that the Guarantor may otherwise have against an Issuer or any holder of Notes;
     (k) any stay (except in connection with a pending appeal), valuation, appraisal redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale of property of the Guarantor made under any

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judgment, order or decree based on this Agreement, and the Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of such law; and
     (l) any other defense which the Guarantor may have to the full and complete performance of its obligations hereunder.
     Section 23.4. Certain Waivers of Subrogation, Reimbursement and Indemnity. Until all of the Guaranteed Obligations owed by an Issuer shall have been fully and finally paid, each Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever and no right of recourse to or with respect to any assets or property of such Issuer. Without limiting the foregoing, each Guarantor will not in the event of a dissolution of an Issuer: (a) take steps to recover (whether directly or by set-off, counterclaim or otherwise) or accept money or other property, or exercise or enforce rights in respect of, Indebtedness of an Issuer to such Guarantor so long as there is any Guaranteed Obligations due by such Issuer, nor (b) claim, prove or accept payment in composition by, or a dissolution of, such Issuer in competition with any holder of Notes. Nothing shall discharge or satisfy the liability of any Guarantor hereunder except the full and final performance and indefeasible payment of the Guaranteed Obligations.
     Section 23.5. Releases. Each Guarantor consents and agrees that, without notice to or by such Guarantor and without impairing, releasing, abating, deferring, suspending, reducing, terminating or otherwise affecting the obligations of such Guarantor hereunder, each holder of Notes, in the manner provided herein, by action or inaction, may:
     (a) compromise or settle, renew or extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of any Financing Agreement;
     (b) assign, sell or transfer, or otherwise dispose of, any one or more of the Notes;
     (c) grant waivers, extensions, consents and other indulgences to the Issuer in respect of any one or more of any Financing Agreement;
     (d) amend, modify or supplement in any manner and at any time (or from time to time) any one or more of any Financing Agreement including, without limitation, by any increase in the principal amount of any Notes or any change in interest rates or make-whole or swap breakage determinations;
     (e) release or substitute any one or more of the endorsers or guarantors of the Guaranteed Obligations whether parties hereto or not;

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     (f) sell, exchange, release or surrender any property at any time pledged or granted by an Issuer or any Guarantor as security in respect of the Guaranteed Obligations in accordance with the agreement or instrument granting any such security;
     (g) exchange, enforce, waive, or release, by action or inaction, any security for the Guaranteed Obligations or any other guarantee of any of the Notes; and
     (h) do any other act or event which could have the effect of releasing the Guarantor from the full and complete performance of its obligations hereunder.
Section 23.6. Marshaling. Each Guarantor consents and agrees that:
     (a)each holder of Notes shall be under no obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Guaranteed Obligations; and
     (b)to the extent an Issuer makes a payment or payments to any holder of Notes, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, or any other party under any bankruptcy law, common law, or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and each Guarantor shall be primarily liable for such obligation.
     Section 23.7. Liability. Each Guarantor agrees that the liability of each Guarantor in respect of this Section shall be immediate, and shall not be contingent upon the exercise or enforcement by any holder of Notes of whatever remedies such holder may have against an Issuer or the enforcement of any Lien or realization upon any security such holder may at any time possess.
     Section 23.8. Character of Obligation. The Guaranty set forth in this Section is a primary and original obligation of each Guarantor and is an absolute, unconditional, continuing and irrevocable guarantee of payment and performance (and not of collectibility) and shall remain in full force and effect until the full, final and indefeasible payment of the Guaranteed Obligations without respect to future changes in conditions.
     The obligations of each Guarantor under this Guarantee Agreement and the rights of the holders of Notes to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise, including, without limitation, claims of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, set-off, counterclaim, recoupment or termination whatsoever.

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          Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:
          (a) any default, failure or delay, willful or otherwise, in the performance by any Obligor of any obligations of any kind or character whatsoever of such Obligor;
          (b) any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of any Obligor or any other Person or in respect of the property of any Obligor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation or winding up of any Obligor or any other Person;
          (c) impossibility or illegality of performance on the part of any Obligor of its obligations under any Financing Agreement or any other instruments or agreements;
          (d) the validity or enforceability of any Financing Agreement or any other instruments or agreements;
          (e) in respect of any Obligor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to any Obligor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of terrorism, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of any Obligor or any other Person and whether or not of the kind hereinbefore specified;
          (f) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, debt, obligations or liabilities of any charter, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under any Financing Agreement, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;
          (g) any order, judgment, decree, law, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any party of its respective obligations under any instruments; or

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          (h) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the obligations of any Guarantor under this Guarantee Agreement.
     Section 23.9. Election to Perform Obligations. Any election by any Guarantor to pay or otherwise perform any of the obligations of any Obligor under any Financing Agreement, whether pursuant to this Section or otherwise, shall not release such Obligor from such obligations (except to the extent such obligation is indefeasibly paid or performed) or any of such Obligor’s other obligations under the related Financing Agreements.
     Section 23.10. No Election. Each holder of Notes shall have the right to seek recourse against each Guarantor to the fullest extent provided for in this Section 23 and elsewhere as provided in this Agreement, and against the relevant Issuer, to the full extent provided for in this Agreement. Each Guarantor hereby acknowledges that it has other undertakings in this Agreement and running in favor of each of the holders of Notes that are separate and apart from its obligations under this Section 23. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the right of such holder of Notes to proceed in any other form of action or proceeding or against other parties unless such holder of Notes has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any holder of Notes against an Issuer or any Guarantor under any document or instrument evidencing obligations of an Issuer or such Guarantor to such holder of Notes shall serve to diminish the liability of such Guarantor under this Agreement (including, without limitation, this Section 23) except to the extent that such holder of Notes finally and unconditionally shall have realized payment of the Guaranteed Obligations by such action or proceeding, notwithstanding the effect of any such action or proceeding upon such Guarantor’s right of subrogation against such Issuer.
     Section 23.11. Severability. Each of the rights and remedies granted under this Section 23 to the holder of Notes in respect of the Notes held by such holder may be exercised by such holder without notice by such holder to, or the consent of or any other action by, any other holder of Notes.
     Section 23.12. Other Enforcement Rights. Each holder of Notes may proceed to protect and enforce the Guarantee Agreement under this Section 23 by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained in this Section 23 or in execution or aid of any power herein granted or for the recovery of judgment for or in respect of the Guaranteed Obligations or for the enforcement of any other proper, legal or equitable remedy available under applicable law.
     Section 23.13. Delay or Omission; No Waiver. No course of dealing on the part of any holder of Notes and no delay or failure on the part of such holder to exercise any right under any Financing Agreement (including this Section 23) shall impair such right or operate as a waiver of such right or otherwise prejudice such holder’s rights, powers and remedies hereunder. Every

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right and remedy given in or by this Section 23 or by law to any holder of Notes may be exercised from time to time as often as may be deemed expedient by such Person.
     Section 23.14. Restoration of Rights and Remedies. If any holder of Notes shall have instituted any proceeding to enforce any right or remedy hereunder held by such holder and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such holder, then and in every such case each such holder, each Issuer and each Guarantor shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to their respective former positions hereunder and thereunder, and thereafter the rights and remedies of such holder shall continue as though no such proceeding had been instituted.
     Section 23.15. Cumulative Remedies. No remedy under this Agreement (including, without limitation, this Section 23) or the Notes is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given pursuant to this Agreement (including, without limitation, this Section 23), or pursuant to the Notes.
     Section 23.16. Survival. So long as the Guaranteed Obligations shall not have been fully and finally performed and indefeasibly paid, the obligations of each Guarantor under this Section 23 shall survive the transfer and payment of any Note and the payment in full of all the Notes.
     Section 23.17. Miscellaneous. So long as the Guaranteed Obligations owed by an Issuer shall not have been fully and finally performed and indefeasibly paid, each Guarantor (to the fullest extent that it may lawfully do so) expressly waives any claim of any nature arising out of any right of indemnity, contribution, reimbursement or any similar right in respect of any payment made by such Guarantor on or with respect to such Guaranteed Obligations under this Section 23 or in connection with this Section 23 or otherwise, or any claim of subrogation arising with respect to any such payment made under this Section 23 or otherwise, against any Obligor or the estate of such Obligor (including Liens on the property of such Obligor or the estate of such Obligor), in each case if, and for so long as, such Obligor is the subject of any proceeding brought under any bankruptcy, reorganization, arrangement, insolvency, administration, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and further agrees that it will not file any claims against such Obligor or the estate of such Obligor in the course of such proceeding in respect of the rights referred to in this Section 23, and further agrees that each holder of Notes may specifically enforce the provisions of this Section 23. This clause creates a promise which is intended to create obligations enforceable at the suit of each holder of Notes.
          If an Event of Default exists, then the holders of Notes shall have the right to declare all of the Guaranteed Obligations to be, and such Guaranteed Obligations shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which have been expressly waived by each Issuer and the Guarantors, and notwithstanding

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any stay, injunction or other prohibition preventing such declaration (or such Guaranteed Obligations from becoming automatically due and payable) as against each Issuer. In any such event, the holders of Notes shall have immediate recourse to such Guarantor to the fullest extent set forth herein.
     Section 23.18. Limitation. Anything herein or in the Notes to the contrary notwithstanding, the liability of each Guarantor under this Agreement shall in no event exceed an amount equal to the maximum amount which can be guaranteed by such Guarantor under applicable laws relating to the insolvency of debtors and fraudulent conveyance.
     Section 23.19. Written Notice. Notwithstanding any other provision of this Section 23, in the event of any acceleration of the Notes in accordance with the provisions of Section 12 hereof, any requirement of written notice to, or demand of, the Guarantors pursuant to this Section 23 shall be deemed automatically satisfied upon such acceleration without further action on the part of any holder (notwithstanding any stay, injunction or other prohibition preventing any notice, demand or acceleration).
     Section 23.20. Unenforceability of Obligations. As a separate and continuing undertaking, each Guarantor unconditionally and irrevocably undertakes to each holder of Notes that, should any Guaranteed Obligations not be recoverable against such Guarantor under this Guarantee Agreement on the footing of a guarantee for any reason, including, without limitation, a provision of this Guarantee Agreement or an obligation (or purported obligation) of any Obligor to pay any Guaranteed Obligation being or becoming void, voidable, unenforceable or otherwise invalid, and whether or not that reason is or was known to any holder of Notes, and whether or not that reason is:
          (a) a defect in or lack of powers affecting any Obligor, or the irregular exercise of those powers; or
          (b) a defect in or lack of authority by a person purporting to act on behalf of any Obligor; or
          (c) a dissolution, change in status, constitution or control, reconstruction or reorganization of any Obligor (or the commencement of steps to effect the same), then such Guarantor will, as a separate and additional obligation under this Guarantee Agreement, indemnify the holder of Notes concerned immediately on demand against the amount which such holder would otherwise have been able to recover (on a full indemnity basis). In this subsection 23.20, the expression “Guaranteed Obligations” includes any Indebtedness which would have been included in that expression but for anything referred to in this clause.
     Section 23.21. Indemnity. As a separate and continuing undertaking, each Guarantor unconditionally and irrevocably undertakes to each holder of Notes to indemnify and hold

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A. Schulman, Inc.	Note Purchase Agreement
harmless that holder against all losses, liabilities, damages, costs and expenses whatsoever arising out of:
          (a) any failure by an Obligor to discharge its obligations under this Agreement, the Notes or any other any agreement relating to Guaranteed Obligations; or
          (b) any failure by any Obligor in the due and punctual performance and observance of any obligation contained in this Agreement
     Section 23.22. Certain Releases. Notwithstanding anything to the contrary in the other provisions of this Section 23 (including, without limitation, Sections 23.3 and 23.5), provided that no Default or Event of Default has occurred and is continuing or would result therefrom, in the event that any Asset Disposition permitted under Section 10.10 consists in whole or in part of the sale of all of the capital stock of (or similar equity interests), by way of merger, consolidation or otherwise, or all or substantially all of the assets of, any Guarantor that is a Subsidiary of the Company, such Guarantor shall be automatically released from its duties and obligations under this Agreement, including without limitation the Guarantee Agreement provided in this Section 23.
Section 24. Miscellaneous.
     Section 24.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
     Section 24.2. Payments Due on Non-Business Days. (a) Anything in this Agreement or the Euro Notes to the contrary (but without limiting the requirements in Section 8.5 that notice of any optional prepayments specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or Modified Make-Whole Amount or interest on any Euro Note that is due on a date other than a Business Day (such date being referred to as a “Non-Business Day Payment Date") shall be made on the next succeeding Business Day and shall include the additional days (but not the date of actual payment) elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the first Business Day next succeeding such Non-Business Day Payment Date is in a different calendar month than the Non-Business Day Payment Date, the payment shall be made on the first Business Day immediately preceding the Non-Business Day Payment Date and shall not include in the computation of interest payable on such immediately preceding Business Day, interest on or after the Business Day on which interest is in fact paid.
          (b) Anything in this Agreement or the Dollar Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.5 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or Modified Make-Whole Amount or interest on any Dollar Note that is

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A. Schulman, Inc.	Note Purchase Agreement
due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Dollar Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
     Section 24.3. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP, and all financial statements shall be prepared in accordance with GAAP.
     Section 24.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 24.5. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
          For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.
     Section 24.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
     Section 24.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
     Section 24.8. Jurisdiction and Process; Waiver of Jury Trial. (a) Each Obligor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by

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applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
          (b) Each Obligor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 24.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
          (c) Each Obligor consents to process being served by or on behalf of any holder of a Note in any suit, action or proceeding of the nature referred to in Section 24.8(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 19, to the Company, as its agent for the purpose of accepting service of any process in the United States. Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
          (d) Nothing in this Section 24.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Obligor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
          (e) The Obligors hereby irrevocably appoints the Company to receive for it, and on its behalf, service of process in the United States. The Company agrees that it shall at all times maintain an office for the receipt of service of process at 3550 West Market Street, Akron, Ohio 44333 or such other address in the United States as the Company shall designate by not less than 30 days prior notice to the holders of the Notes.
          (f) The Parties hereto hereby waive trial by jury in any action brought on or with respect to this agreement, the notes or any other document executed in connection herewith or therewith.
     Section 24.9. Obligation to Make Payments in Applicable Currency. Any payment on account of an amount that is payable hereunder or under the Notes shall be paid in the Applicable Currency and any such payment which is made to or for the account of any holder of

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Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Obligor, shall constitute a discharge of the obligation of the Obligors under this Agreement or the Notes only to the extent of the amount of the Applicable Currency which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing at 10:00 a.m. London time on the London Banking Day following receipt of the payment first referred to above. If the amount of the Applicable Currency that could be so purchased is less than the amount of the Applicable Currency originally due to such holder, each Obligor agrees, jointly and severally, to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.
     Section 24.10. Determinations Involving Different Currencies. In the event of any determination of the requisite percentage of the principal amount of any Notes of more than one currency, all Euro Notes shall, for purposes of determining any such percentage or requisite principal amount, be deemed to have been converted into Dollars at an applicable rate of U.S.$1.1848 per €1.
* * * * *

A. Schulman Europe GmbH A. Schulman, Inc.	Note Purchase Agreement
     If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Obligors, whereupon this Agreement shall become a binding agreement between you and the Obligors.

Very truly yours, A. Schulman, Inc.
By	/s/ Robert A. Stefanko
	Name:	Robert A. Stefanko
	Title:	Chief Financial Officer and Treasurer

A. Schulman Europe GmbH
By	/s/ Robert A. Stefanko
	Name:	Robert A. Stefanko
	Title:	Managing Director

A. Schulman International, Inc.
By	/s/ Robert A. Stefanko
	Name:	Robert A. Stefanko
	Title:	Vice President, Secretary and Treasurer

A. Schulman Invision, Inc.
By	/s/ Robert A. Stefanko
	Name:	Robert A. Stefanko
	Title:	Vice President-Finance & Treasurer

ASI Investments Holding Co.
By	/s/ Robert A. Stefanko
	Name:	Robert A. Stefanko
	Title:	Secretary & Treasurer

A. Schulman Europe GmbH A. Schulman, Inc.	Note Purchase Agreement

Texas Polymer Services, Inc.
By	/s/ Robert A. Stefanko
	Name:	Robert A. Stefanko
	Title:	Secretary & Treasurer

A. Schulman Europe GmbH
A. Schulman, Inc.	Note Purchase Agreement
This Agreement is hereby accepted and agreed to as of the date thereof.

Allstate Life Insurance Company
By	/s/ Robert B. Bodett
	Name:	Robert B. Bodett

By	/s/ Jerry D. Zinkula
	Name:	Jerry D. Zinkula
Authorized Signatories

A. Schulman Europe GmbH
A. Schulman, Inc.	Note Purchase Agreement
This Agreement is hereby accepted and agreed to as of the date thereof.

Transamerica Occidental Life Insurance Company
By	/s/ Bill Henricksen
	Name:	Bill Henricksen
	Title:	Vice President

Information Relating to Purchasers

Principal Amount of
Name and Address of Purchaser	Notes to be Purchased
Allstate Life Insurance Company	€50,335,570
c/o Allstate Investments LLC	(9 Notes @ €5,000,000 each)
Attention: Private Placements Department	(1 Note @ €5,335,570)
3075 Sanders Road, STE G5D
Northbrook, Illinois 60062-7127
Telephone: (847) 402-7117
Telecopy: (847) 402-3092
Payments
All payments by Fedwire transfer of immediately available funds or ACH Payment, identifying the name of the Issuer, the Private Placement Number and the payment as principal, interest or premium, in the format as follows:
Bank: Citibank
ABA#: 021000089
Account name: Allstate Life Insurance Company Collection Account – PP
Account #: 30547007
Reference: OBI [Insert PPN], A. Schulman Europe GmbH, 4.485% Senior Guaranteed Notes due 2016, PPN D8355* AA 8, Payment Due Date (MM/DD/YY) and the type and amount of payment being made.
For Example:
P ______ (enter “P” and the amount of principal being remitted, for example, P5000000.00) —
I ______ (enter “I” and the amount of interest being remitted, for example, I225000.00)
Notices
All notices of scheduled payments and written confirmation of such wire transfer to be sent to:
Allstate Investments LLC
Investment Operations—Private Placements
3075 Sanders Road, STE G4A
Northbrook, Illinois 60062-7127
Telephone: (847) 402-6672 Private Placements
Telecopy: (847) 326-7032
Email: PrivateIOD@allstate.com
Schedule A
(to Note Purchase Agreement)

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be sent by email (PrivateCompliance@allstate.com) or hard copy addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 36-2554642

Principal Amount of
Name and Address of Purchaser	Notes to be Purchased
Transamerica Occidental Life	$30,000,000
Insurance Company
c/o AEGON USA Investment Management, LLC
4333 Edgewood Road N.E.
Cedar Rapids, Iowa 52499-5335
Attention: Director of Private Placements
Phone: (319) 369-2432
Fax: (319) 369-2666
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “A. Schulman, Inc., Floating Rate Senior Guaranteed Notes due 2013, PPN 808194 A# 1, principal, premium or interest”) to:
Mellon Trust of New England
ABA# — 011001234
Credit DDA Account #125261
Attn: MBS Income, cc 1253
FC TOLIC Private TRAF1515002
Notices
All notices and confirmation of Payment information with respect of the Notes should be sent to:
E-mail: paymentnotifications@aegonusa.com
AEGON USA Investment Management, LLC
Attention: Custody Operations-Privates
4333 Edgewood Road N.E.
Cedar Rapids, IA 52499-7013
All other notices and communications (including financial statement and reporting) to be addressed as first provided above with a copy to:
AEGON USA Investment Management, LLC
Attention: Lizz Taylor – Private Placements
400 West Market Street
Louisville, KY 40202
Phone: (502) 560-2639
Fax: (502) 560-2030

Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 95-1060502

Defined Terms
     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
     “Acquired Subsidiary Debt” means all Indebtedness of any Person which becomes a Subsidiary after the date of Closing or is consolidated with or merged into a Subsidiary after the date of Closing and which (i) is outstanding on the date such Person becomes a Subsidiary or is consolidated with or merged into a Subsidiary and (ii) has not been (or is not being) incurred, extended or renewed in contemplation of such Person becoming a Subsidiary.
     “Adjusted LIBOR Rate” shall mean, for any Interest Period, LIBOR plus 80 basis points.
     “Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
     “Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.
     “Applicable Currency” means (a) with respect to any payment of principal or interest in respect of the Euro Notes, Euros and (b) with respect to any payment of principal or interest in respect of the Dollar Notes, U.S. Dollars, (c) with respect to any payment of Make-Whole Amount (including LIBOR Breakage Amount) or Modified Make-Whole Amount or Swap Breakage Amounts, in each case, in respect of any Swapped Notes, U.S. Dollars, (d) with respect to any payment of Make-Whole Amount or Modified Make-Whole Amount for Notes which are not Swapped Notes, in the currency of payments of principal and interest and (e) with respect to any and all other payments under the Financing Agreements in either U.S. Dollars, or Euros as directed by the holders of Notes receiving such payment.
     “Asset Disposition” means any Transfer except:
     (a) any Transfer from any Subsidiary which is not an Obligor to any Obligor or to any other Subsidiary with respect to which the Company owns, directly or indirectly, an equity interest which is equal to or greater than the equity interest owned directly or indirectly by the Company of the transferring Subsidiary;
Schedule B
(to Note Purchase Agreement)

     (b) any Transfer from any Obligor to any other Obligor;
     (c) any Transfer from an Obligor to a Subsidiary which is not an Obligor, if, concurrently with such Transfer, such Subsidiary becomes an Obligor hereunder pursuant to Section 10.2 or by execution of a joinder agreement reasonably satisfactory in form and substance to the Required Holders; and
     (d) any Transfer made in the normal course of the business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or assets no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.
     “Business Day” means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Akron, Ohio are required or authorized to be closed, provided that for the purposes of determining a “Business Day” with respect to a date of payment in respect of any Swapped Note, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed and which is also a Target Settlement Day.
     “Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
     “Change in Control” is defined in Section 8.8(g).
     “Closing” is defined in Section 3.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
     “Collateral Agent” means the collateral agent under the Pledge Agreement, as the same may be replaced from time to time.
     “Company” means A. Schulman, Inc. a Delaware corporation.
     “Confidential Information” is defined in Section 21.
     “Consolidated EBITDA” means for any period, Consolidated Net Income for such period, plus without duplication and only to the extent reflected as a charge or reduction in the statement of such Consolidated Net Income for such period, the sum of (a) consolidated income tax expense, (b) Consolidated Interest Expense and (c) consolidated depreciation and amortization expense.

     “Consolidated Interest Expense” means, for any period, the consolidated gross interest expense of the Company and its Subsidiaries as shown on the consolidated income statement of the Company for such period prepared in accordance with GAAP.
     “Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, excluding, however, the effect of all non-cash expenses and all non-recurring gains or losses.
     “Consolidated Net Worth” means, at any time, the aggregate amount of stockholders’ equity of the Company and its Subsidiaries determined in accordance with GAAP excluding the effect of the translation of foreign currencies.
     “Consolidated Priority Debt” means, at any time, and without duplication (i) all Indebtedness of the Company or any Subsidiary secured by Liens other than Liens permitted by Sections 10.5(a) through (k), and (ii) all Indebtedness of Subsidiaries (excluding the Euro Issuer) other than Indebtedness of Subsidiaries permitted by Sections 10.9(a) through (e).
     “Consolidated Total Assets” means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.
     “Consolidated Total Capitalization” means, at any time, the sum of (a) Consolidated Net Worth and (b) Consolidated Total Net Debt.
     “Consolidated Total Net Debt” means, as of the date of any determination thereof, the aggregate outstanding principal amount of all Indebtedness of the Company and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP eliminating intercompany items and minus all unrestricted and unencumbered cash and cash equivalents of the Company and its Subsidiaries determined in accordance with GAAP to the extent such cash and cash equivalents exceed $15,000,000 at the date of any determination.
     “Control Event” is defined in Section 8.8(h).
     “Credit Agreement” means the Credit Agreement among the Company and various of its Subsidiaries, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and any other agent thereunder, as amended, modified, replaced or refinanced from time to time.
     “Debt Prepayment Application” means, with respect to any Asset Disposition, the application by the Company or another Subsidiary thereof of cash in an amount equal to the Net Proceeds Amount (or a portion thereof) with respect to such Asset Disposition to pay Senior Debt of the Company or such Subsidiary (other than Senior Debt in respect of any revolving credit or similar credit facility providing the Company or any Subsidiary with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt, the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt).
     “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
     “Default Rate” means (a) with respect to the Euro Notes, that rate of interest that is 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes and (b) with respect to the Dollar Notes, that rate of interest that is 2% per annum plus the Adjusted LIBOR Rate.
     “Disclosure Documents” is defined in Section 5.3.
     “Dollar Interest Payment Date” shall have the meaning set forth in Section 2, provided that if a Dollar Interest Payment Date shall fall on a day which is not a Business Day, such Dollar Interest Payment Date shall be deemed to be the first Business Day following such Dollar Interest Payment Date.
     “Dollar Note Required Holders” means, at any time, the holders of at least 51% in principal amount of the Dollar Notes at the time outstanding (exclusive of Dollar Notes then owned by any Obligor or any of its Affiliates).
     “Dollar Notes” is defined in Section 1.1.
     “Dollars” or “$” or “U.S.$” means lawful money of the United States of America.
     “Domestic Subsidiary” means any Subsidiary organized under the laws of the United States or any State thereof or the District of Columbia.
     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions, in each case which are applicable to the Company or any Subsidiary, relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with any Obligor under Sections 414(b) and (c) of the Code.
     “Euro” or “€” means the unit of single currency of the Participating Member States.

     “Euro Notes” is defined in Section 1.1.
     “Event of Default” is defined in Section 11.
     “Financing Agreements” means this Agreement, the Notes, the Guarantee Agreement and the Pledge Agreement in each case, as amended, restated, modified or supplemented from time to time.
     “Foreign Obligor” means the Euro Issuer and any Guarantor which is not organized under the laws of the United States or any State thereof or the District of Columbia.
     “Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, which shall include the official interpretations thereof by the Financial Accounting Standards Board applied on a consistent basis with past accounting practices and procedures of the Company.
     “Governmental Authority” means
     (a) the government of
     (i) the United States of America or Germany or any State or other political subdivision of either thereof, or
     (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
     “Guarantee Agreement” means the Guaranty of the Guarantors set forth in Section 23.
     “Guarantor” shall mean and include (i) the following Persons, each of which is a Domestic Subsidiary as of the date of Closing: A. Schulman International, Inc., A. Schulman Invision, Inc., ASI Investments Holding Co., Texas Polymer Services, Inc. and (ii) each other Subsidiary which is required to become a Guarantor hereunder pursuant to the provisions of Section 9.8. The term “Guarantor” shall also include the Company in the context of any Guaranty in respect of the Euro Notes, but shall not include the Company in context of any Guaranty in respect of the Dollar Notes.
     “Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
     (a) to purchase such indebtedness or obligation or any property constituting security therefor;
     (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
     (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
     (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
     “Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that are regulated by any Environmental Law which might pose a hazard to health and safety, the removal of which may be required by any Environmental Law or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable Environmental Law, including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
     “holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Issuer thereof pursuant to Section 14.1.
     “Indebtedness” with respect to any Person means, at any time, without duplication,
     (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;
     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and guaranties thereof arising, in each case, in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

     (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;
     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
     (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);
     (f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and
     (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.
Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.
     “Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5.0% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
     “Interest Period” shall mean each period commencing on the date of the Closing and, thereafter, commencing on a Dollar Interest Payment Date and continuing up to, but not including, the next Dollar Interest Payment Date.
     “Issuers” mean (a) A. Schulman Europe GmbH, a German limited liability company or any successor that becomes such in the manner prescribed in Section 10.2, as issuer of the Euro Notes, and (b) A. Schulman, Inc., a Delaware corporation, or any successor that becomes such in the manner prescribed in Section 10.2, as issuer of the Dollar Notes. As used in this Agreement, any reference to an “Issuer” shall be construed with respect to the particular series of Notes issued by such Issuer.
     “LIBOR” shall mean, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a 90-day period which appears on the Page 1 published by the British Bankers Association or any successor page or source thereto, effective as of 11:00 a.m. (London, England time) two (2) Business Days prior to the beginning of such Interest Period (or three (3) Business Days prior to the beginning of the first Interest Period).

     “LIBOR Breakage Amount” shall mean, as of the date of any payment or prepayment of the Dollar Notes then being paid or prepaid, any loss, cost or expense (other than lost profits) reasonably and actually incurred by any holder of a Dollar Note as a result of any payment or prepayment of any Dollar Note (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise) on a day other than a regularly scheduled Dollar Interest Payment Date for such Dollar Note or at the scheduled maturity, and any loss or expense arising from the liquidation or reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Each holder shall determine the portion of the LIBOR Breakage Amount with respect to the principal amount of its Dollar Notes then being paid or prepaid (or required to be paid or prepaid) by written notice to the Company setting forth such determination in reasonable detail. Each such determination shall be conclusive absent manifest error.
     Notwithstanding anything contained in (or implied by) this definition of “LIBOR Breakage Amount” to the contrary, the Company shall not be permitted to prepay Dollar Notes pursuant to Section 8.2 or 8.3 except pursuant to and in accordance with the specific provisions of said Section 8.2 or 8.3.
     “Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person.
     “Make-Whole Amount” is defined in Section 8.7. Unless the context indicates otherwise, Make-Whole Amount in respect of the Dollar Notes shall mean the LIBOR Breakage Amount.
     “Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.
     “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.
     “Memorandum” is defined in Section 5.3.
     “Modified Make-Whole Amount” is defined in Section 8.7. Unless the context indicates otherwise, Modified Make-Whole Amount in respect of the Dollar Notes shall mean the LIBOR Breakage Amount.
     “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).
     “NAIC” means the National Association of Insurance Commissioners or any successor thereto.

     “Net Gain” is defined in Section 8.9.
     “Net Loss” is defined in Section 8.9.
     “Net Proceeds Amount” means, with respect to any Transfer of any property by the Company or any Subsidiary, an amount equal to the difference of:
     (a) the aggregate amount of consideration (valued at the fair market value thereof by the Company or such Subsidiary in good faith) received by the Company or such Subsidiary in respect of such Transfer minus
     (b) (i) all out-of-pocket costs and expenses actually incurred by the Company or such Subsidiary in connection with such Transfer (including, without limitation, legal, accounting and investing banking fees, sales commissions and relocation expenses), (ii) taxes paid or payable or estimated by the Company or such Subsidiary (in good faith) to be payable in connection with such sale, (iii) repayment or prepayment of any Indebtedness that is required to be repaid or prepaid in connection with such Transfer, (iv) provision for minority interest holders as a result of such Transfer, (v) payments of unassumed liabilities (not constituting Indebtedness) relating to the property sold at the time of, or within 30 days after, the date of such Transfer and (vi) appropriate amounts to be provided by the Company or such Subsidiary, as reserves in accordance with GAAP, against any liabilities associated with such Transfer and retained by the Company or such Subsidiary after the Transfer including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Transfer.
     “Non-Swapped Notes” is defined in Section 8.7.
     “Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.
     “Notes” is defined in Section 1.
     “Obligor” shall mean and include each Issuer and each Guarantor.
     “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the applicable Obligor whose responsibilities extend to the subject matter of such certificate.
     “Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union.

     “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
     “Permitted Jurisdiction” means (a) the United States of America and (b) any other country that on the April 30, 2004 was a member of the European Union (other than Greece).
     “Person” means an individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, association, institution, estate trust, unincorporated organization, business entity or Governmental Authority.
     “Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
     “Pledge Agreement” means the Pledge Agreement dated as of February 28, 2006, entered into among the Company and certain Subsidiaries and JPMorgan Chase Bank, N.A., as Collateral Agent thereunder for itself and for the Creditors (as defined in such Pledge Agreement), as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.
     “property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
     “Property Reinvestment Application” means, with respect to any Asset Disposition, the application of the Net Proceeds Amount (or a portion thereof) with respect to such Asset Disposition to the acquisition by the Company or any Subsidiary of fixed or capital assets of the Company or any Subsidiary to be used in the business of such Person.
     “PTE” means a Prohibited Transaction Exemption issued by the Department of Labor.
     “Purchaser” is defined in the first paragraph of this Agreement.
     “Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
     “Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

     “Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by an Issuer or any of its Affiliates).
     “Responsible Officer” means any Senior Financial Officer and any other officer of the applicable Obligor, as the context indicates, with responsibility for the administration of the relevant portion of this Agreement.
     “SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
     “Senior Debt” means and includes any Indebtedness of the Company or any Subsidiary thereof owing to any Person other than the Company, a Subsidiary thereof or an Affiliate and which is not expressed to be junior or subordinate to any other Indebtedness of the Company or such Subsidiary.
     “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the applicable Obligor.
     “Sharing Agreement” means the Collateral Sharing Agreement dated as of March 1, 2006 among JPMorgan Chase Bank, N.A., as the Agent for the “Lenders” under the Credit Agreement and for the holders of the Notes hereunder (as the same may be amended, restated, supplemented or otherwise modified from time to time).
     “Significant Subsidiary” means, at any time, a Subsidiary which either (i) had assets in excess of 10% of Consolidated Total Assets (which Consolidated Total Assets shall be determined as of the end of the most recent completed financial period), or (ii) accounted for more than 10% of the consolidated revenue of the Company and its Subsidiaries determined as of the end of the most recent financial period of the Company for the twelve month period then ending.
     “Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

     “SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
     “Swap Agreement” is defined in Section 8.7.
     “Swap Breakage Amount” is defined in Section 8.9.
     “Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
     “Swapped Note Called Notional Amount” is defined in Section 8.7.
     “Swapped Note Called Principal” is defined in Section 8.7.
     “Swapped Note Discounted Value” is defined in Section 8.7.
     “Swapped Note Reinvestment Yield” is defined in Section 8.7.
     “Swapped Note Remaining Scheduled Swap Payments” is defined in Section 8.7.
     “Swapped Note Settlement Date” is defined in Section 8.7.
     “Swapped Notes” is defined in Section 8.7.
     “Target Settlement Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET System) is open.

     “Tax” means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding.
     “Taxing Jurisdiction” is defined in Section 13.
     “Transfer” means, with respect to any Person, any transaction (including by merger, consolidation or disposition of all or substantially all the assets of such) in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, capital stock of a Subsidiary. “Transfer” shall also include the creation of minority interests in connection with any merger or consolidation involving a Subsidiary if the resulting entity is owned, directly or indirectly, by the Company in the proportion less than the proportion of ownership of such Subsidiary, directly or indirectly, by the Company immediately preceding such merger or consolidation.
     “USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
     “Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

[Form of Euro Note]
A. Schulman Europe GmbH
4.485% Senior Guaranteed Notes due March 1, 2016

No. R-[ ]	[Date]
€ [ ]	PPN D8355* AA 8
     For Value Received, the undersigned, A. Schulman Europe GmbH (herein called the “Euro Issuer”), a limited liability company organized and existing under the laws of Germany, hereby promises to pay to [                                        ], or registered assigns, the principal sum of [                                                            ] Euros (or so much thereof as shall not have been prepaid) on March 1, 2016, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.485% per annum from the date hereof, payable semiannually, on the 1st day of March and September in each year, commencing with the March or September next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount or Net Loss, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
     Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount or Net Loss with respect to this Note are to be made in the Applicable Currency at A. Schulman, Inc., in Akron, Ohio or at such other place in the United States as the Euro Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
     This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of March 1, 2006 (as from time to time amended, the “Note Purchase Agreement”), between the Obligors and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
     The payment and performance of this Note is unconditionally guaranteed by the Guarantors pursuant to the Guarantee Agreement and is secured by the Pledge Agreement.
     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Euro Issuer may treat
Exhibit 1-A
(to Note Purchase Agreement)

the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Euro Issuer will not be affected by any notice to the contrary.
     The Euro Issuer will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
     If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount or Swap Breakage Amount) and with the effect provided in the Note Purchase Agreement.
     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

A. Schulman Europe GmbH

By

[Title]
E-1A-2

[Form of Dollar Note]
A. Schulman, Inc.
Floating Rate Senior Guaranteed Notes due March 1, 2013

No. R-[ ]	[Date]
U.S.$[ ]	PPN 808194 A# 1
     For Value Received, the undersigned, A. Schulman, Inc. (herein called the “Company”), a corporation organized and existing under the laws of Delaware, hereby promises to pay to [                                        ], or registered assigns, the principal sum of [                                                               ] Dollars (or so much thereof as shall not have been prepaid) on March 1, 2013, with interest (computed on the actual number of days elapsed on the basis of a year consisting of 360 days) (a) on the unpaid balance thereof at the rate for each Interest Period equal to the Adjusted LIBOR Rate for such Interest Period per annum from the date hereof, payable quarterly, on the 1st day of March, June, September and December in each year, commencing with the March, June, September or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).
     Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at A. Schulman, Inc., in Akron, Ohio or at such other place in the United States as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
     This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of March 1, 2006 (as from time to time amended, the “Note Purchase Agreement”), between the Obligors and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
     The payment and performance of this Note is unconditionally guaranteed by the Guarantors pursuant to the Guarantee Agreement and is secured by the Pledge Agreement.
     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name
Exhibit 1-B
(to Note Purchase Agreement)

of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
     If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

A. Schulman, Inc.

By

[Title]
E-1B-2

Forms of Opinions of U.S. Special Counsel
to the Obligors
(See Attached)
EXHIBITS 4.4(a)(i)
(to Note Purchase Agreement)

Forms of Opinions of German Special Counsel
to the Obligors
(See Attached)
EXHIBITS 4.4(a)(ii)
(to Note Purchase Agreement)

Form of Opinion of Special Counsel
to The Purchasers
[To Be Provided on a Case by Case Basis]
EXHIBITS 4.4(b)
(to Note Purchase Agreement)

Disclosures of A. Schulman, Inc.
SEC Filings

Form	Description	Filing Date	File Number
10-K	Annual report for the year ended August 31, 2005	2005-11-14	000-07459
10-Q	Quarterly report for the quarter ended November 30, 2005	2006-01-09	000-07459
14A	Definitive proxy statement for the year ended August 31, 2005	2005-11-14	000-07459
8-A	Registration of securities	2006-01-30	000-07459
8-K	Current report, items 8.01 and 9.01	2006-02-21	000-07459
8-K	Current report, items 1.01, 3.03 and 9.01	2006-01-30	000-07459
8-K	Current report, items 1.01 and 9.01	2006-01-23	000-07459
8-K	Current report, items 5.02 and 9.01	2006-01-11	000-07459
8-K	Current report, items 1.01, 5.02 and 9.01	2006-01-06	000-07459
8-K	Current report, items 1.01, 5.02 and 9.01	2005-10-24	000-07459
EXHIBITS 5.3
(to Note Purchase Agreement)

Subsidiaries of A. Schulman, Inc.

Name	Jurisdiction of Incorporation/Organization

Domestic:
A. Schulman International, Inc.	Delaware
ASI Investment Holding Co.	Delaware
ASI Akron Land Co.	Delaware
Master Grip, Inc.	Ohio
The Sunprene Co. (8)	Ohio
Texas Polymer Services, Inc.	Ohio
A. Schulman Invision, Inc.	Delaware
Gulf Coast Plastics, Inc.	Texas

Foreign:
A. Schulman International Services N.V. (1)	Belgium
A. Schulman Plastics BVBA (9)	Belgium
N.V.A. Schulman, S. A. (5)	Belgium
A. Schulman Canada Ltd.	Ontario, Canada
A. Schulman Plastics (Dongguan) Ltd. (11)	China
A. Schulman Plastics, S.A. (5)	France
A. Schulman S.A. (5)	France
Diffusion Plastique (2)	France
A. Schulman Europe GmbH (5)	Germany
A. Schulman GmbH (10)	Germany
A. Schulman Hungary Kft. (4)	Hungary
PT A. Schulman Plastics, Indonesia (7)	Indonesia
A. Schulman Holdings S.a.r.l. (9)	Irish Branch
A. Schulman Plastics S.p.A (5)	Italy
ASI Europe S.a.r.l. et Cie S.C.S. (13)	Luxembourg
A. Schulman Holdings S.a.r.l. (12)	Luxembourg
ASI S.a.r.l.	Luxembourg
A. Schulman de Mexico, S.A. de C.V. (6)	Mexico
AS Mexico Holding, S.A. de C.V. (3)	Mexico
ASI Employment, S.A. de Mexico (6)	Mexico
Schedule 5.4
(to Note Purchase Agreement)

Name	Jurisdiction of Incorporation/Organization

A. Schulman Polska Sp.z.o.o. (4)	Poland
A. Schulman Plastics, S.L. (11)	Spain
A. Schulman AG (5)	Switzerland
A. Schulman, Inc. Limited (5)	United Kingdom

(1)	Owned by N.V.A. Schulman, S.A.

(2)	Owned by A. Schulman S.A.

(3)	Owned by A. Schulman International, Inc.

(4)	Owned by A. Schulman GmbH

(5)	Owned by A. Schulman Plastics BVBA

(6)	Owned by AS Mexico Holding S.A. de C.V.

(7)	65% owned by A. Schulman International, Inc.

(8)	70% owned by ASI Investment Holding Co.

(9)	Owned by A. Schulman Holdings S.a.r.l. (Lux.)

(10)	90% owned by A. Schulman Europe GmbH and 10% owned by A. Schulman, Inc.

(11)	Owned by A. Schulman Europe GmbH

(12)	Owned by ASI Europe S.a.r.l. et Cie S.C.S.

(13)	99% owned by A. Schulman, Inc.(limited partnership) and 1% owned by ASI S.a.r.l. (general partnership)
Affiliates of A. Schulman, Inc.
None
Directors and Executive Officers of A. Schulman, Inc.
Terry L. Haines, President and Chief Executive Officer; Director
Robert A. Stefanko, Chairman of the Board of Directors, Executive Vice President — Finance and
Administration, Chief Financial Officer and Treasurer; Director
Paul DeSantis, Vice President — Finance
Alain C. Adam, Vice President — International Automotive Marketing
Barry A. Rhodes, Vice President — North American Sales and Marketing
John M. Myles, Vice President — Research and Development
Ronald G. Andres, Vice President — North American Manufacturing
Gary J. Elek, Vice President — Corporate Controller and Secretary
Willard R. Holland, Director
Dr. Peggy Miller, Director
John B. Yasinsky, Director
James S. Marlen, Director

Ernest J. Novak, Jr., Director
Dr. Paul C. Roberts, Director
James A. Karman, Director
Joseph M. Gingo, Director
James A. Mitarotonda, Director
David G. Birney, Director

Financial Statements
A.	Schulman, Inc. Consolidated Statement of Income for the three years ended August 31, 2005

A.	Schulman, Inc. Consolidated Balance Sheet at August 31, 2005 and August 31, 2004

A.	Schulman, Inc. Consolidated Statement of Cash Flows for the three years ended August 31, 2005

A.	Schulman, Inc. Consolidated Statement of Stockholders’ Equity for the three years ended August 31, 2005

A.	Schulman, Inc. Consolidated Statement of Income for the three months ended November 30, 2005 and November 30, 2004

A.	Schulman, Inc. Consolidated Balance Sheet at November 30, 2005

A.	Schulman, Inc. Consolidated Statement of Cash Flows for the three months ended November 30, 2005 and November 30, 2004
Schedule 5.5
(to Note Purchase Agreement)

Existing Indebtedness
Outstanding Indebtedness of the Company and its Subsidiaries

Loans / Notes
Entity	Facility	Lenders / Holders	Currency	Description
A. Schulman, Inc.	Revolving Credit Facility	KeyBank National Assoc. National City Bank Fifth Third Bank KBC Bank, N.V. (NY Branch)	US$	$100,000,000 expires August 2009. No outstanding balance as of 30 Nov 05 -to be replaced with new credit facility (see below)

A. Schulman, Inc.	Senior Notes	New York Life Insurance Co.
Thrivent Financial (formerly Lutheran Brotherhood) Modern Woodmen of America Mutual Trust Life Insurance Co.
Equitrust (formerly National Travelers Life Co.)
Guarantee Reserve Life Insurance Co.
Pioneer Mutual Life Insurance Co.
		Great Western Insurance Co.	US$	$50,000,000 — 7.27% Senior Notes issued 1999, due 2009 and to be paid off 28 Feb 06.

A. Schulman, Inc.	Interest Rate Swap Agreement	KeyBank National Assoc.	US$	Agreement dated 19 Mar 04 for $25 million value of the $50 million - 7.27% Senior Notes issued 1999 due 2009. Termination value $1,345,396
Schedule 5.15
(to Note Purchase Agreement)

Loans / Notes
Entity	Facility	Lenders / Holders	Currency	Description
to be paid off 28 Feb 06.

A. Schulman Plastics (Dongguan) Ltd.	Revolving Credit Facility guaranteed by standby letters of credit issued by KBC Bank, Belgium under the credit lines of A. Schulman International Services N.V.	Industrial & Commercial Bank of China	RMB	Balance as of 31 Jan 06 is 19,700,000
A. Schulman, Inc.	Revolving Credit Facility & Term Loans (“new credit facility”)	JP Morgan Chase Bank Other lenders party thereto	US$	$350,000,000 expires February 28, 2011; entered into February 28, 2006; balance as of 28 Feb 06 is $48,404,827
A. Schulman Plastics, S.A.
A. Schulman Europe GmbH
A. Schulman International Services NV
5.15-2

Outstanding Indebtedness of the Company and its Subsidiaries
Lines of Credit — Unsecured / Uncommitted

Entity	Lenders / Holders	Currency	Available	Balance at 31 Jan 06
A. Schulman, Inc.	KeyBank National Assoc.	US$	$8,500,000	$0
A. Schulman, Inc.	First Merit Bank	US$	$8,500,000	$0
A. Schulman Canada Ltd	Canadian Imperial Bank of Commerce	CN$	4,000,000	0
A. Schulman Plastics (Dongguan) Ltd.	Industrial & Commercial Bank of China	RMB
A. Schulman, S.A.	Societe Generale	EUR	1,525,000	0
Diffusion Plastique	Societe Generale	EUR	765,000	0
A. Schulman, S.A.	BNP Paribas	EUR	1,500,000	0
Diffusion Plastique	BNP Paribas	EUR	500,000	0
A. Schulman Plastics BVBA	ING	EUR	2,500,000	0

A. Schulman Plastics BVBA	Kredietbank	EUR	14,500,000	0

A. Schulman Plastics BVBA	Fortis	EUR	1,239,468	0

A. Schulman Plastics BVBA	Commerzbank	EUR	6,200,000	0

A. Schulman Plastics BVBA	Societe Generale	EUR	1,239,468	0

A. Schulman, Inc. Limited	HSBC	BP	500,000	0

A. Schulman GmbH	Commerzbank AG	EUR	10,000,000	0

5.15-3

Outstanding Indebtedness of the Company and its Subsidiaries
Letters of Credit

Entity	Lenders / Holders	Currency	Amount
A. Schulman, Inc.	KeyBank — Zurich Insurance	US$	$200,000
A. Schulman, Inc.	KeyBank — CAN	US$	$773,000
A. Schulman GmbH	Guarantees to suppliers by Commerzbank
	Hauptzollamt, Dusseldorf	EUR	21,361
	DIOKI d.d., Croatia	EUR	439,628
	Niku-tech GmbH	EUR	79,070
	Niku-tech GmbH	EUR	400,000

	LG Int. Corp., Korea	US$	$3,000,000

	Nasco Trad. Est., Lebanon	US$	$1,000,000

	Nitz-Bauer GmbH & Co. KG, Kerpen	EUR	15,338.76
A. Schulman International Services N.V.	Guarantees by KBC, Bank

	Industrial and Commercial Bank of China, Guangdong provincial branch	US$	1,000,000

5.15-5

Entity	Lenders / Holders	Currency	Amount
	Industrial and Commercial
	Bank of China, Guangdong provincial branch	US$	1,000,000

	Industrial and Commercial Bank of China, Guangdong provincial branch	US$	600,000	November 30, 2006

5.15-6